EXECUTION COPY






                                CREDIT AGREEMENT


                                   dated as of
                                February 17, 1998

                                      AMONG

                      KINDER MORGAN ENERGY PARTNERS, L.P.,
                                 as the Company


                        KINDER MORGAN OPERATING L.P. "B",
                           as the Subsidiary Borrower


                           THE SUBSIDIARY GUARANTORS,


                            THE LENDERS PARTY HERETO,


                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                   as Lead Arranger and the Syndication Agent

                                       and

                           FIRST UNION NATIONAL BANK,
           as Co-Arranger, the Administrative Agent, the Issuing Bank
                            and the Swingline Lender

                                TABLE OF CONTENTS
                                                                   Page

PRELIMINARY STATEMENTS...........................................   1

                         ARTICLE I.     Definitions

SECTION  1.01   Defined Terms.......................................2
SECTION  1.02   Classification of Loans and Borrowings.............27
SECTION  1.03   Accounting Terms; Changes in GAAP..................27
SECTION  1.04   Interpretation.....................................27

                         ARTICLE II.    The Credits

SECTION  2.01   Commitments........................................28
SECTION  2.02   Loans and Borrowings...............................28
SECTION  2.03   Requests for Revolving Borrowings..................29
SECTION  2.04   Swingline Loans....................................30
SECTION  2.05   Telephonic Notices.................................31
SECTION  2.06   Letters of Credit..................................31
SECTION  2.07   Funding of Borrowings..............................36
SECTION  2.08   Interest Elections.................................36
SECTION  2.09   Termination and Reduction of Commitments...........37
SECTION  2.10   Repayment of Loans; Evidence of Debt...............38
SECTION  2.11   Prepayment of Loans................................40
SECTION  2.12   Fees...............................................41
SECTION  2.13   Interest...........................................42
SECTION  2.14   Alternate Rate of Interest.........................42
SECTION  2.15   Increased Costs....................................43
SECTION  2.16   Break Funding Payments.............................44
SECTION  2.17   Taxes..............................................45
SECTION  2.18   Payments  Generally; Pro Rata Treatment;
                Sharing of Set-offs................................45
SECTION  2.19   Mitigation Obligations; Replacement of
                Lenders............................................47
SECTION  2.20   Extensions of Maturity Date and Reduction
                Dates; Removal of Lenders..........................48


                        ARTICLE III.    Conditions Precedent

SECTION  3.01   Conditions Precedent to the Initial
                 Credit Event......................................50
SECTION  3.02   Conditions Precedent to All Credit Events..........52
SECTION  3.03   Conditions Precedent to the Initial Credit Event
                Made on or After any Increase in Availability......53
SECTION  3.04   Conditions Precedent to Conversions................53
SECTION  3.05   Delivery of Documents..............................53

                       ARTICLE IV.  Representations and Warranties

SECTION  4.01   Organization and Qualification.....................53
SECTION  4.02   Authorization, Validity, Etc.......................54
SECTION  4.03   Governmental Consents, Etc.........................54
SECTION  4.04   Conflicting or Adverse Agreements or Restrictions..54
SECTION  4.05   Properties........................................ 55
SECTION  4.06   Litigation and Environmental Matters...............55
SECTION  4.07   Financial Statements...............................56
SECTION  4.08   Disclosure.........................................56
SECTION  4.09   Investment Company Act.............................56
SECTION  4.10   Public Utility Holding Company Act.................56
SECTION  4.11   ERISA..............................................57
SECTION  4.12   Tax Returns and Payments...........................57
SECTION  4.13   Compliance with Laws and Agreements................57
SECTION  4.14   Purpose of Loans...................................57
SECTION  4.15   No Intent to Hinder, Delay or Defraud..............58

                         ARTICLE V. Affirmative Covenants

SECTION  5.01   Financial Statements and Other Information.........58
SECTION  5.02   Litigation.........................................60
SECTION  5.03   Existence, Conduct of Business.....................61
SECTION  5.04   Payment of Obligations.............................61
SECTION  5.05   Maintenance of Properties; Insurance...............61
SECTION  5.06   Books and Records; Inspection Rights...............61
SECTION  5.07   Compliance with Laws...............................61
SECTION  5.08   Use of Proceeds and Letters of Credit..............61
SECTION  5.09   Further Assurances.................................62
SECTION  5.10   Performance of Obligations.........................62
SECTION  5.11   Lines of Business..................................62
SECTION  5.12   Intercompany Notes and Security for
                Intercompany Notes.................................62
SECTION  5.13   KMNGL Subsidiary Guarantors Security Agreement.....63

                         ARTICLE VI.   Negative Covenants

SECTION  6.01   Indebtedness.......................................64
SECTION  6.02   Liens..............................................65
SECTION  6.03   Fundamental Changes................................65
SECTION  6.04   Investments, Loans, Advances, Guarantees
                and Acquisitions; Hedging Agreements...............66
SECTION  6.05   Restricted Payments................................68
SECTION  6.06   Transactions with Affiliates.......................68

SECTION  6.07   Restrictive Agreements.............................68
SECTION  6.08   Sale of Assets.....................................68
SECTION  6.09   Financial Covenants................................69
SECTION  6.10   Amendments to Certain Agreements...................69

                        ARTICLE VII.     Events of Default

SECTION  7.01   Events of Default and Remedies.....................69
SECTION  7.02   Other Remedies.....................................72
SECTION  7.03   Application of Moneys During Continuation
                of Event of Default................................72

                        ARTICLE VIII.  The Administrative Agent

SECTION  8.01   Appointment, Powers and Immunities.................73
SECTION  8.02   Reliance by Administrative Agent...................74
SECTION  8.03   Defaults; Events of Default........................74
SECTION  8.04   Rights as a Lender.................................74
SECTION  8.05   INDEMNIFICATION....................................74
SECTION  8.06   Non-Reliance on Agents and other Lenders...........75
SECTION  8.07   Action by Administrative Agent.....................75
SECTION  8.08   Resignation or Removal of Administrative Agent.....76
SECTION  8.09   Consents under Security Documents..................76
SECTION  8.10   Duties of Syndication Agent........................76

                         ARTICLE IX.     Company Guaranty

SECTION  9.01   Company Guaranty...................................77
SECTION  9.02   Continuing Guaranty................................77
SECTION  9.03   Effect of Debtor Relief Laws.......................80
SECTION  9.04   Waiver.............................................80
SECTION  9.05   Full Force and Effect..............................81

                         ARTICLE X. Subsidiary Guarantors Guaranty

SECTION  10.01   Subsidiary Guarantors Guaranty....................81
SECTION  10.02   Continuing Guaranty...............................82
SECTION  10.03   Effect of Debtor Relief Laws......................84
SECTION  10.04   General Limitation on Borrower Guaranteed
                 Obligations.......................................85
SECTION  10.05   Rights of Contribution............................85
SECTION  10.06   Subrogation.......................................86
SECTION  10.07   Subordination.....................................86
SECTION  10.08   Waiver............................................87
SECTION  10.09   Full Force and Effect.............................87

                         ARTICLE XI.     Miscellaneous

SECTION  11.01   Notices, Etc......................................88
SECTION  11.02   Waivers; Amendments...............................89
SECTION  11.03   Payment of Expenses, Indemnities, etc.............90
SECTION  11.04   Successors and Assigns............................92
SECTION  11.05   Assignments and Participations....................93
SECTION  11.06   Survival; Reinstatement...........................95
SECTION  11.07   Counterparts; Integration; Effectiveness..........95
SECTION  11.08   Severability......................................96
SECTION  11.09   Right of Setoff...................................96
SECTION  11.10   Governing Law; Jurisdiction; Consent  to
                 Service of Process................................96
SECTION  11.11   WAIVER OF JURY TRIAL..............................97
SECTION  11.12   Confidentiality...................................98
SECTION  11.13   Interest Rate Limitation..........................98
SECTION  11.14   EXCULPATION PROVISIONS............................99


SCHEDULES:
----------

Schedule 1.01A    Existing Indebtedness
Schedule 4.01     Existing Subsidiaries
Schedule 4.06     Disclosed Matters
Schedule 6.02     Existing Liens
Schedule 6.07     Existing Restrictions

EXHIBITS:
---------

Exhibit 1.01A --  Form of Administrative Questionnaire
Exhibit 1.01B --  Form of Assignment and Acceptance
Exhibit 1.01C --  Existing Letter of Credit
Exhibit 2.03 --   Form of Borrowing Request
Exhibit 2.06 --   Form of Letter of Credit Request
Exhibit 2.07 --   Form of Notice of Account Designation
Exhibit 2.08 --   Form of Interest Election Request
Exhibit 2.10 --   Form of (Revolving/Swingline) Note
Exhibit 2.11 --   Form of Notice of Prepayment
Exhibit 5.01 --   Form of Compliance Certificate
Exhibit 6.04 --   Form of Subsidiary Guarantor Counterpart

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of February 17, 1998 (this "Agreement") is among:

         (a)       Kinder Morgan Energy  Partners,   L.P.,  a  Delaware  limited
partnership (the "Company");

         (b)       Kinder  Morgan  Operating  L.P.  "B",  a  Delaware    limited
partnership (the "Subsidiary Borrower");

         (c) Kinder Morgan  Operating L.P. "A", a Delaware  limited  partnership
("OLP `A'");  Kinder Morgan Operating L.P. "C", a Delaware  limited  partnership
("OLP `C'"); Kinder Morgan Operating L.P. "D", a Delaware limited partnership ("OLP `D'"); Kinder Morgan Natural Gas Liquids Corporation, a Delaware corporation ("KMNGL"); and Kinder Morgan CO2 LLC, a Delaware limited liability company ("KMCO2", and together with OLP "A", OLP "C", OLP "D", KMNGL, the Subsidiary Borrower in its capacity as a guarantor pursuant to Article X and each other Person that becomes a Subsidiary Guarantor pursuant to Section 6.03, collectively, the "Subsidiary Guarantors");

         (d) The banks and other financial institutions listed on the signature pages hereof under the caption "Lenders" (together with each other Person that becomes a Lender pursuant to Section 11.05, collectively, the "Lenders");

         (e) Goldman Sachs Credit Partners L.P., a Bermuda limited partnership, individually as a Lender and as Lead Arranger and syndication agent for the other Lenders (in such capacity, the "Syndication Agent"); and

         (f) First Union National Bank, a national banking association, individually as a Lender and as Co-Arranger and as administrative agent for the other Lenders (in such capacity together with any other Person that becomes Administrative Agent pursuant to Section 8.08, the "Administrative Agent").


                             PRELIMINARY STATEMENTS

         The Company and the Subsidiary Borrower have requested that a credit facility be extended to them pursuant to which (a) the Company will borrow from the Lenders and advance to OLP "A" funds sufficient to enable it to (i) repay in full the principal of and accrued interest and make-whole premium on $110,000,000 of its 8.79% First Mortgage Notes due June 30, 2007 and issued pursuant to a Note Agreement dated as of July 30, 1992 (the "OLP `A' First Mortgage Notes") and (ii) repay in full the principal of and accrued interest on all loans and other amounts outstanding under that certain Loan Agreement dated effective May 24, 1995 by and between OLP "A" and Bank One, Texas, NA, as amended to the date hereof ("OLP `A' Loan Agreement" and together with the OLP "A" First Mortgage Notes collectively, the "OLP `A' Refinancing"); (b) (i) the Company will borrow from the Lenders and advance to the Subsidiary Borrower funds sufficient to enable it to repay in full the principal of and accrued interest on all loans and other amounts outstanding under that certain Credit Agreement dated as of February 14, 1997 among the Subsidiary Borrower, the lenders party thereto and First Union National Bank, as agent for such lenders, as amended to the date hereof (the "Subsidiary Borrower Credit Agreement"), and
(ii) the account party's reimbursement obligations in respect of that certain irrevocable letter of credit No. S113181 issued by First Union National Bank for the benefit of Bank One, Texas, NA, as trustee, for the account of the Subsidiary Borrower in the face amount of $24,128,548 and in the form of Exhibit 1.01C hereto (the "Existing Letter of Credit") will become and be an obligation of the Subsidiary Borrower, and the Existing Letter of Credit will be deemed to have been issued, under this Agreement (collectively the "OLP `B' Refinancing");
(c) the Company may borrow from the Lenders and advance to OLP "A" the sum of $25,000,000 to enable it to contribute such amount together with its carbon dioxide pipeline system located in West Texas (the "Central Basin Pipeline") to Shell CO2 Company, Ltd., a Texas limited partnership ("Shell CO2"), in exchange for a 20% limited partner interest in that partnership (the "Shell JV Investment"); (d) the Company may borrow from the Lenders and advance to OLP "D" the sum of approximately $90,000,000 to (i) enable OLP "D" to purchase the entire general partner interest in Santa Fe Pacific Pipeline Partners, L.P., a Delaware limited partnership ("SFMLP") (ii) complete the purchase from SFMLP of its limited partner interest in SFPP, and (iii) complete the transactions contemplated in Section 1.3(a) and (b) of the Purchase Agreement, including the contribution to OLP "D" of 100% of the Company's partnership interest in SFPP, L.P., a Delaware limited partnership ("SFPP") (which, after giving effect to such transactions, will consist of a 99.5% general partner interest in SFPP) (collectively, the "Santa Fe Acquisition"); and (e) the Company may obtain working capital to be used for its other partnership purposes.

         NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I.

                                   Definitions

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Administrative Agent" has the meaning specified in the introduction to this Agreement.

     "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit 1.01A.

     "Affiliate" of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first

Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, siblings, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "control" (including, with its correlative meanings, "controlled by" and "under common control with") such corporation or other Person.

     "Agreement"   has  the   meaning   specified   in  the introduction to this
Agreement.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (b) the Prime Rate in effect for such day. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Anniversary Date" means each of February 1,  1999 and February 1, 2000.

     "Applicable Margin" means, for any day, with respect to any Eurodollar Revolving Loan, or with respect to the commitment fees payable hereunder, as the case may be, the Applicable Margin per annum set forth below under the caption "Eurodollar Spread" or "Commitment Fee Rate", as the case may be:

          (a) during the period from the Execution Date to the Financial Statement Delivery Date for the fiscal quarter of the Company ending March 31, 1998, the Applicable Margin shall be as follows:

          (i)      prior to the Santa Fe Acquisition,

                    Eurodollar Spread    Commitment Fee Rate
                    -----------------    -------------------
                          1.25%           .375%


          (ii)     on and after the Santa Fe Acquisition,

                    Eurodollar Spread    Commitment Fee Rate
                    -----------------    -------------------
                          1.0%            .25%

          (b) if the Applicable Margin is to be determined with respect to the financial statements delivered pursuant to Section 5.01(a) or Section 5.01(b) on any Financial Statement Delivery Date for any fiscal quarter of the Company ending on or after March 31, 1998, the Applicable Margin shall be as follows:

          (i) if at the end of such fiscal quarter, the ratio of the Indebted-ness of the Company to Company Cash Flow for the four full fiscal quarters then most recently ended is less than 2.0 to 1.0:

                    Eurodollar Spread    Commitment Fee Rate
                    -----------------    -------------------
                          .75%            .25%

          (ii) if at the end of such fiscal quarter, the ratio of the Indebted-ness of the Company to Company Cash Flow for the four full fiscal quarters then most recently ended is equal to or greater than 2.0 to 1.0 but less than 2.5 to 1.0:

                    Eurodollar Spread   Commitment Fee Rate
                    -----------------   -------------------
                          .875%           .25%

          (iii)if at the end of such fiscal quarter, the ratio of the Indebted-ness of the Company to Company Cash Flow for the four full fiscal quarters then most recently ended is equal to or greater than 2.5 to 1.0 but less than 3.0 to 1.0:

                    Eurodollar Spread   Commitment Fee Rate
                    -----------------   -------------------
                          1.0%            .25%

          (iv) if at the end of such fiscal quarter, the ratio of the Indebted-ness of the Company to Company Cash Flow for the four full fiscal quarters then most recently ended is equal to or greater than 3.0 to 1.0 but less than 3.5 to 1.0:

                    Eurodollar Spread   Commitment Fee Rate
                    -----------------   -------------------
                         1.125%           .375%

          (v) if at the end of such fiscal quarter, the ratio of the Indebted-ness of the Company to Company Cash Flow for the four full fiscal quarters then most recently ended is equal to or greater than 3.5 to 1.0 but less than 4.0 to 1.0:

                    Eurodollar Spread   Commitment Fee Rate
                    -----------------   -------------------
                          1.25%           .375%

          (vi) if at the end of such fiscal quarter, the ratio of the Indebted-ness of the Company to Company Cash Flow for the four full fiscal quarters then most recently ended is equal to or greater than 4.0 to 1.0 but less than 4.5 to 1.0:

                    Eurodollar Spread   Commitment Fee Rate
                    -----------------   -------------------
                         1.375%           .375%

          (vii)if at the end of such fiscal quarter, the ratio of the Indebted-ness of the Company to Company Cash Flow for the four full fiscal quarters then most recently ended is equal to or greater than 4.5 to 1.0:

                    Eurodollar Spread   Commitment Fee Rate
                    -----------------   -------------------
                          1.5%            .375%

         Notwithstanding the foregoing, if on or after the Financial Statement Delivery Date for the fiscal quarter of the Company ending on March 31, 1998 any of the financial statements required pursuant to Section 5.01(a) or Section 5.01(b), as the case may be, shall not have been timely delivered, the Applicable Margin shall be determined pursuant to clause(b)(vii) above until the date that is five Business Days after the date such statements are delivered.

         Each change in the Applicable Margin shall become effective five Business Days after the Administrative Agent receives notification of the financial information forming the basis of such change.

     "Applicable Percentage" means, with respect to any Lender, the percentage of the Total Commitment represented by such Lender's Commitment. If the Total Commitment has terminated or expired, the Applicable Percentages shall be determined based upon the Total Commitment most recently in effect, giving effect to any assignments.

     "Application" has the meaning specified in Section 2.06(c).

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.05), and accepted by the Administrative Agent, in the form of Exhibit 1.01B or any other form approved by the Administrative Agent.

     "Available Cash" means, with respect to any fiscal quarter of the Company (a "Test Quarter"), an amount equal to the algebraic sum of (a) the aggregate of all cash distributions actually made to and received by the Company from theRestricted Subsidiaries in respect of their Capital Stock during such fiscal quarter minus (b) the aggregate amount of all cash disbursements, including disbursements for operating expenses, payments of principal of and interest on Indebtedness and taxes, and capital expenditures (net of any borrowings to fund such capital expenditures permitted pursuant to this Agreement), actually paid by the Company during such Test Quarter, plus, in the case of a decrease, or minus, in the case of an increase
(c) the amount by which, as at the end of such Test Quarter, cash reserves necessary in the reasonable discretion of the Company's management for the proper conduct of the business of the Company and the Restricted Subsidiaries subsequent to such Test Quarter, decreased or increased from the amount of such reserves as at the end of the immediately preceding fiscal quarter; provided, that "Available Cash" for any Test Quarter shall always exclude, without duplication (i) a reserve equal to at least 50% of the aggregate amount of all semiannual or less frequent (or 100% of all more frequent) interest payments on Indebtedness of the Company and/or the Restricted Subsidiaries other than SFPP payable in the fiscal quarter next succeeding such Test Quarter (assuming for this purpose in respect of Indebtedness with a variable interest rate that the same bears interest at the highest rate per annum applicable to such Indebtedness during the Test Quarter), (ii) a reserve with respect to Indebtedness of the Company and/or the Restricted Subsidiaries other than SFPP requiring annual amortization of principal, equal to the product of (A) an amount equal to 25% of the installment of such principal maturing next after the end of such Test Quarter multiplied by (B) the number of full fiscal quarters which will, as of the end of such Test Quarter, have elapsed since the date of the next preceding such payment (but not more than 75% of the amount of such installment), and (iii) if such Test Quarter immediately precedes a fiscal quarter in which a principal payment is due in respect of Indebtedness of the Company and/or the Restricted Subsidiaries other than SFPP requiring semiannual or more frequent amortization of principal, a reserve equal to 50% (if amortization is semiannual) or 100% (if amortization is more frequent) of the installment of such principal maturing next after the end of such Test Quarter.

     "Availability" means, at all times on and after the Effective Date, $185,000,000, but, subject to Section 3.03, such amount shall be increased by
(a) $115,000,000 contemporaneously with the consummation of the Santa Fe Acquisition and (b) $25,000,000 contemporaneously with the making of the Shell JV Investment, provided that, in the case of each such increase, the event giving rise thereto shall occur prior to the Initial Reduction Date.

     "Availability Period" means the period from and including the Effective Date, to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

     "Bankruptcy   Code"  has  the  meaning   specified  in Section 9.01(a).

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.

     "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Administrative Agent.

     "Bonds" means the Port Facility Refunding Revenue Bonds (Enron Transportation Services, L.P. Project) Series 1994 in the aggregate principal amount of $23,700,000, as issued by the Jackson-Union Counties Regional Port District.

     "Borrower  Guaranteed  Obligations"  has the meaning  specified  in Section
10.01.

     "Borrowers" means, collectively, the Company and the Subsidiary Borrower and "Borrower" means either one of them.

     "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

     "Borrowing Date" means the Business Day upon which any Letter of Credit is to be issued or any Loan is to be made available to the Company.

     "Borrowing  Request"  has  the  meaning  specified  in Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas, New York, New York, or Charlotte, North Carolina are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person's equity, including all common stock and preferred stock, any limited or general partnership interest and any limited liability company membership.

     "Central Basin Pipeline" has the meaning specified in the Preliminary Statements.

     "Change in Control" means either (a) the failure of Richard D. Kinder or William Morgan or both such Persons to control, directly or indirectly, 51% of the Voting Stock and 51% of the economic interest in the General Partner, whether through the ability to exercise voting power by control or otherwise, or b) the General Partner shall cease to be the sole general partner of the Company.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Change of Control Event" means the execution of any definitive agreement which, when fully performed by the parties thereto, would result in a Change of Control.

     "Charges" has the meaning specified in Section 11.13.

     "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means, collectively, all the properties and assets of the Loan Parties described in and subject to the Lien purported to be created by the Security Documents.

     "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 11.05. The initial amount of each Lender's
Commitment is set forth on its signature page hereto, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

     "Communications" has the meaning specified in Section 11.01.

     "Company" has the meaning specified in the introduction to this Agreement.

     "Company Interest Expense" means, for any period, all Interest Expense of the Company actually paid during such period.

     "Company Cash Flow" means (without duplication), for any period, the sum of
(a) OLP "A" EBITDA for such period, (b) the EBITDA of the Subsidiary Borrower for such period, (c) the EBITDA of OLP "C" for such period, (d) cash distributions actually received by the Company from OLP "D" for such period in respect of its Capital Stock (but not in excess of an amount equal to the EBITDA of SFPP for the same period less the sum for such period of (i) all scheduled payments of principal in respect of Indebtedness of SFPP, including the
principal   component  of  any  such
payments in respect of Capital Lease Obligations, (ii) Interest Expense of SFPP, and (iii) without duplication the amount of all Maintenance Capital Expenditures), (e) the EBITDA of any other Wholly-Owned Restricted Subsidiary that is a Subsidiary Guarantor whose Capital Stock secures the Obligations for such period, and (f) cash distributions actually received by the Company from any other Restricted Subsidiary (other than a Wholly-Owned Restricted Subsidiary) whose Capital Stock secures the Obligations for such period; provided, however, if during any period the Company acquires any Person or all or substantially all of the assets of any Person, the EBITDA attributable to such assets or an amount equal to the percentage ownership of the Company in such Person times the EBITDA of such Person, for such period determined on a pro forma basis (which determination, in each case, shall be subject to approval of the Required Lenders, not to be unreasonably withheld) may be included as Company Cash Flow for such period, if on the date of such acquisition no Indebtedness (other than Indebtedness permitted pursuant to Section 6.01) is incurred by reason of and giving effect to such acquisition and such Person or the entity acquiring such assets, as the case may be, is a Restricted Subsidiary.

     "Company  Guaranty" means the guaranty of the Company  contained in Article
IX.

     "Company Security Agreement" means a Pledge Agreement dated as of the date hereof from the Company in favor of the Administrative Agent covering, inter alia, (a) all limited partner interests in OLP "A", the Subsidiary Borrower, OLP "C", and OLP "D" and (b) the Intercompany Notes.

     "Consenting Lenders" has the meaning specified in Section 2.20.

     "Credit Event" means the making of any Loan or the issuance or the exten-sion of any Letter of Credit.

     "Default" means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 4.06.

     "Disqualified Stock" means any Capital Stock issued by the Company that, by its terms (or by the terms of any security into which it is convertible or for which it is exercisable, redeemable or exchangeable), or upon the happening of an event or with the passage of time, matures, or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, in each case on, or prior to, the Maturity Date, or which is exchangeable or convertible into debt securities of the Company or any Restricted Subsidiary, except to the extent that such exchange or conversion rights cannot be exercised prior to the Maturity Date.

     "Distribution  Date"  has  the  meaning  specified  in Section 7.03

     "Dollars"  or "$" refers to lawful money of the United States of America.

     "EBITDA" means (without duplication), with respect to any Person for any period, the Net Income of such Person for such period determined in accordance with GAAP, increased (to the extent deducted in determining such earnings for such period) by the sum of (a) all income taxes (including state franchise taxes based upon income) of such Person paid or accrued according to GAAP for such period; (b) Interest Expense of such Person for such period; and (c) depreciation and amortization of such Person for such period determined in accordance with GAAP.

     "Effective  Date"  means  the date on which  the  conditions  specified  in
Section 3.01 are satisfied (or waived in accordance with Section 11.02).

     "Eligible  Assignee" means (a) any Lender; (b) any Affiliate of any Lender;
(c) a commercial bank organized or licensed under the laws of the United States, or a state thereof, and having total assets in excess of $1,000,000,000; (d) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (e) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus or total assets of at least $100,000,000; and (f) any other entity approved by the Administrative Agent and the Company.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived);(b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBOR Rate.

     "Event  of  Default"  has  the  meaning  specified  in Section 7.01.

     "Excess Funding Obligor" has the meaning  specified in Section 10.05.

     "Excess   Payment"   has  the  meaning   specified  in Section 10.05.

     "Exchange  Act" means the  Securities  Exchange Act of 1934, as amended.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any Obligation, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which either Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with Section 2.17(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from a Borrower with respect to such withholding tax pursuant to Section 2.17(a).

     "Execution Date" means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement shall have been executed by the Loan Parties and each Lender listed on the signature pages hereof and the Administrative Agent shall have received counterparts hereof which taken together, bear the signature of the Loan Parties and each Lender and the Administrative Agent.

     "Existing Letter of Credit" has the meaning specified in the Preliminary Statements.

     "Existing  Maturity Date" has the meaning specified in Section 2.20.

     "Existing  Reduction  Date" has the meaning  specified in Section 2.20.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Fee Letter" has the meaning specified in Section 2.12(c).

     "Financial Statement Delivery Date" means the date on which the quarterly or annual financial statements of the Company are to be delivered pursuant to
Section 5.01(a) or Section 5.01(b), as the case may be.

     "Fixed Charges" means, at the end of any fiscal quarter of the Company, the sum of (a) all payments of principal in respect of Indebtedness of the Company and the Restricted Subsidiaries (other than SFPP) (including the principal component of any payments in respect of Capital Lease Obligations) payable during the next four consecutive fiscal quarters after eliminating all offsetting debits and credits between the Company and such Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and the Restricted Subsidiaries in accordance with GAAP and (b) Company Interest Expense for the four consecutive fiscal quarters then ended.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which either Borrower is located. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "GAAP" means generally accepted accounting principles in the United States of America from time to time, including as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financing Accounting Standards Board.

     "General Partner" means Kinder Morgan G.P., Inc., a Delaware corporation.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services or any other similar obligation upon which interest charges are customarily paid (excluding trade accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Information Memorandum" means the Confidential Information Memorandum dated January 1998 (Kinder Morgan Energy Partners L.P. $300,000,000 Senior Secured Credit Facility).

     "Initial  Reduction Date" has the meaning specified in Section 2.09(a).

     "Intercompany  Notes"  has the  meaning  specified  in Section 5.12.

     "Intercompany  Security  Documents"  has the meaning  specified  in Section
5.12.

     "Interest  Election Request" has the meaning specified in Section 2.08.

     "Interest Expense" means (without duplication), for any Person for any period, the aggregate amount of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid during such period in respect of the Indebtedness of such Person including (a) the interest portion of any deferred payment obligation; (b) the portion of any rental obligation in respect of Capital Lease Obligations allocable to interest expenses; and (c) any non-cash interest payments or accruals, all determined in accordance with GAAP.

     "Interest Payment Date" means (a) with respect to any ABR Loan (including a Swingline Loan), the last day of each January, April, July and October and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Issuing Bank" means First Union National Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(j).

     "KMNGL" has the meaning  specified in the introduction to this Agreement.

     "KMCO2"has the meaning  specified in the  introduction to this Agreement.

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lender" has the meaning specified in   the introduction to this Agreement.

     "Lenders" has the meaning specified in the introduction to this Agreement. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

     "Letter of Credit" means the Existing Letter of Credit or any letter of credit issued pursuant to this Agreement.

     "Letter of Credit  Request" has the meaning  specified in Section 2.06.

     "LIBOR" shall mean the rate of interest determined on the basis of the rate for deposits in dollars in an amount substantially equal to the amount of the applicable Loan for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Telerate Page 3750, "LIBOR" shall be determined by the Administrative Agent to be the rate per annum at which deposits in dollars are offered by leading reference banks in the London interbank market to First Union at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

     "LIBOR Rate" shall mean, with respect to any LIBOR Loan for any Interest Period for such Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (i) LIBOR for such Loan for such Interest Period divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

     "Loan Documents" mean, collectively, this Agreement (including the Company Guaranty and the Subsidiary Guarantors Guaranty), the Notes, if any, the Security Documents, the Intercompany Notes, the Applications, the Fee Letter and all other instruments and documents (including the Intercompany Security Documents, if any) from time to time executed and delivered by any Loan Party in connection herewith and therewith; provided, however, for purposes of Article IX and Article X, Loan Documents shall not include the Intercompany Notes or the Intercompany Security Documents.

     "Loan Party" means the Company, the Subsidiary Borrower or any Subsidiary Guarantor and "Loan Parties" means the Company, the Subsidiary Borrower and the Subsidiary Guarantors.

     "Loans" means advances made by the Lenders to the Company pursuant to this Agreement.

     "Maintenance Capital Expenditures" means cash capital expenditures made to maintain, up to the level thereof that existed on the Execution Date, the throughput, deliverable capacity, terminaling capacity, or fractionation capacity (assuming normal operating conditions, including down-time and maintenance) of the assets of the Company and the Restricted Subsidiaries, taken as a whole, as such assets existed on the Execution Date and shall, therefore, not include cash capital expenditures made in respect of capital additions and improvements. Where cash capital expenditures are made in part to effectuate the capacity maintenance level referred to in the immediately preceding sentence and in part for other purposes, the General Partner's good faith allocation thereof between the part used to maintain such capacity level and the part used for other purposes shall be conclusive.

     "Make-Whole Premium" means the make-whole premium paid by OLP "A" on its 8.79% First Mortgage Notes due June 30, 2007.

     "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account actual insurance coverage and effective indemnification with respect to such occurrence, (a) a material adverse effect on the financial condition, business or operations of the Company and the Restricted Subsidiaries taken as a whole,
(b) the impairment of (i) the ability of the Loan Parties to collectively perform the payment or other material obligations hereunder or under the other Loan Documents or (ii) the ability of the Administrative Agent or the Lenders to realize the material benefits intended to be provided by the Loan Parties under the Loan Documents or (c) the subjection of any of the Administrative Agent, the Issuing Bank or any Lender to any civil or criminal liability.

     "Maturity Date" means the earlier of (a) February 1, 2005, as such date may be extended pursuant to Section 2.20, and (b) the acceleration of the Obligations pursuant to Section 7.01.

     "Maximum  Rate" has the meaning  specified in Section 11.13.

     "Mont Belvieu" means Mont Belvieu Associates, a Texas general partnership of which each of KMNGL and Enterprise Products Co. owns a 50% general partner interest.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Net Income" means for any Person for any period, the net income or (net loss) of such Person for such period (taken as a cumulative whole), as determined in accordance with GAAP, provided that there shall be excluded, without duplication, from such net income (to the extent otherwise included therein):

         (a) net extra ordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure of such Person under rate cases);

         (b) net gains or losses in respect of dispositions of assets other than in the ordinary course of business; and

         (c) any gains or losses attributable to write-ups or write-downs of assets; and

         (d) proceeds of any key man insurance, or any insurance on property, plant or equipment.

     "New Subsidiary" has the meaning specified in Section 6.04.

     "Nominee" has the meaning specified in Section 2.20.

     "Non-Consenting  Lenders" has the meaning specified in Section 2.20.

     "Note" has the meaning specified in Section 2.10.

     "Notice of Account Designation" has the meaning specified in Section 2.07.

     "Notice  of  Default"  has the  meaning  specified  in Section 7.01.

     "Notice of  Extension"  has the meaning  specified  in Section 2.20.

     "Notice of Prepayment" has the meaning specified in Section 2.11.

     "Obligations" means collectively:

         (a) the payment of all indebtedness and liabilities by, and perform-ance of all other obligations of, the Company in respect of the Loans;

         (b) all obligations of the Company and the Subsidiary Borrower under, with respect to, and relating to the Letters of Credit whether contingent or matured;

         (c) all obligations of the Company or any Restricted Subsidiary (other than SFPP) owing to any Lender under any Hedging Agreement;

         (d) the payment of all other indebtedness and liabilities by and performance of all other obligations of, the Company and the Subsidiary Borrower to the Administrative Agent, the Issuing Bank and the Lenders under, with respect to, and arising in connection with, the Loan Documents, and the payment of all indebtedness and liabilities of the Company and the Subsidiary Borrower to the Administrative Agent, the Issuing Bank and the Lenders for fees, costs, indemnification and expenses (including reasonable attorneys' fees and expenses) under the Loan Documents;

         (e) the reimbursement of all sums advanced and costs and expenses incurred by the Administrative Agent under any Loan Document (whether directly or indirectly) in connection with the Obligations or any part thereof or any renewal, extension or change of or substitution for the Obligations or, any part thereof, whether such advances, costs and expenses were made or incurred at the request of any Loan Party or the Administrative Agent; and

         (f)  all   renewals,   extensions,   amendments   and  changes  of,  or
substitutions or replacements for, all or any part of the items described under clauses (a) through (e) above.

     "OECD" means the Organization for Economic Cooperation and Development (or any successor).

     "OLP `A'" has the meaning specified in the introduction to this Agreement.

     "OLP `A' EBITDA" means (without  duplication),  for any period,  the sum of
(a) the EBITDA of OLP " A" for such period (not including, however, the EBITDA of any Person in which OLP "A" owned Capital Stock at any time during such period), plus (b) the aggregate of all distributions actually received by OLP "A" in respect of such period from any Person in which OLP "A" owned Capital Stock during all or any portion of such period; provided however, that (y) the EBITDA of OLP "A" will be calculated for such period without regard to the Make-Whole Premium and (z) notwithstanding anything to the contrary contained in this definition, upon completion of the Shell JV Investment, the EBITDA of OLP "A" for each of the four quarters preceding the effective date of completion of such investment shall be computed on a pro forma basis which assumes that the EBITDA from ownership and operation of the Central Basin Pipeline for each such quarter was $3,625,000 (i.e., an amount equal to the quarterly priority distribution to be received by KMCO2 during the first 16 quarters following completion of the Shell JV Investment).

     "OLP `A' First Mortgage Notes" has the meaning specified in the Preliminary Statements.

     "OLP `A' Loan Agreement" has the meaning specified in the Preliminary Statements.

     "OLP `A' Refinancing" has the meaning specified in the Preliminary Statements.

     "OLP `B' Refinancing" has the meaning specified in the Preliminary State-ments.

     "OLP `C'" has the meaning specified in the introduction to this Agreement.

     "OLP `D'" has the meaning specified in the introduction to this Agreement.

     "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "Participant"  has the meaning  specified  in Section 11.05(e).

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Permitted Encumbrances" means:

         (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

         (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

         (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

         (f) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by GAAP;

         (g) any interest or title of a lessor in property subject to any Capitalized Lease Obligation or operating lease which, in each case, is permitted under this Agreement; and

         (h) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in possession of such bank;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "Permitted Investments" means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (b) investments in commercial paper issued by a Person that is not the Company or an Affiliate of the Company maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, an investment grade rating from S&P or from Moody's;

         (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

         (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

         (e) investments in demand deposit accounts with any Lender or with a financial institution satisfying the criteria described in clause (c) above.

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee  pension benefit plan (other than a Multiemployer
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledged Bonds" has the meaning specified in Section 2.06.

     "Prime Rate" shall mean the rate of interest from time to time announced publicly by the Administrative Agent at the Principal Office as its prime commercial lending rate. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative

Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

     "Principal Office" shall mean the principal office of the Administrative Agent, presently located at 301 South College Street, TW-10, Charlotte, North Carolina 28288-0608 or such other location as designated by the Administrative Agent from time to time.

     "Pro Rata Share" has the meaning specified in Section 10.05.

     "Purchase Agreement" shall mean the Purchase Agreement dated as of the 18th day of October, 1997, by and among the Company, the General Partner, SFMLP, Santa Fe Pacific Pipelines, Inc., a Delaware corporation, and SFP Pipelines, Inc., a Delaware corporation, and SFP Pipeline Holdings, Inc., a Delaware corporation, as amended.

     "Qualified Stock" means any Capital Stock issued by the Company that is not Disqualified Stock.

     "Reduction   Date"  has  the  meaning   specified   in Section 2.09(a).

     "Refinancing Indebtedness" means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are applied entirely to substantially concurrently repay, refinance, refund or replace, Indebtedness of the Company or any Restricted Subsidiary (a) existing on the Execution Date and listed on Schedule 1.01A or (b) which would exist on the Execution Date (assuming that all unfunded commitments to advance any such Indebtedness are fully funded) (the "Refinanced Indebtedness"), to the extent such Refinancing Indebtedness:

         (a) is issued in a principal amount (or if such Indebtedness is issued at an original issue discount, is issued at an original issue price) not exceeding the outstanding principal amount (or, if such Refinanced Indebtedness was issued at an original issue discount, not exceeding the outstanding accrued principal amount) of such Refinanced Indebtedness; and

         (b) if the Refinanced Indebtedness is Indebtedness of the Company and ranks by contract, by its terms or otherwise junior in right of payment to the Obligations, (A) does not have a final scheduled maturity and is not subject to any principal payments, including payments upon mandatory or optional redemption prior to the dates of analogous payments under the Refinanced Indebtedness, and
(B) has subordination provisions effective to subordinate such Indebtedness to the Obligations at least to the extent that such Refinanced Indebtedness is subordinated to the Obligations; and

         (c) if the Refinanced Indebtedness is Indebtedness of the Company which is pari passu in right of payment with the Obligations, (A) is either pari passu or is subordinated in right of payment to the Obligations, (B) does not have a final scheduled maturity and is not subject to any principal payments, including payments upon mandatory or optional redemption, prior to the final scheduled maturity date of the Refinanced Indebtedness, and (C) is not secured by a Lien on any property or assets of the Company or any Restricted Subsidiary in addition to Liens securing the Refinanced Indebtedness.

     "Register" has the meaning specified in Section 11.05.

     "Regulation A" means Regulation A of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation D" means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation G" means Regulation G of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation T" means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation U" means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation X" means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Relevant  Anniversary Date" has the meaning specified in Section 2.20.

     "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing 66 2/3% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

     "Requirement of Law" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

     "Reserve Requirement" means, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender under Regulation D.

     "Responsible Officer" of any Loan Party means the Chairman, Vice Chairman, President, Chief Financial Officer or Chief Accounting Officer of (a) as to any Loan Party that is a limited partnership, the General Partner of such Person,
(b) as to any Loan Party that is a limited liability company, the managing member of such Person, and (c) as to any Loan Party that is a corporation, such Person.

     "Restricted Payment" means any distribution (whether in cash, securities or other property) with respect to any partnership interest in the Company, or any payment (whether in cash, securities or other property), including any deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such partnership interest or any option or other right to acquire any such partnership interest; provided, however, that distributions with respect to the partnership interests in the Company that do not exceed, with respect to any fiscal quarter of the Company, the amount of Available Cash for such quarter shall not constitute Restricted Payments so long as in each case, both before and after the making of such distribution, no Event of Default or Default shall have occurred and be continuing; and provided, further, that any partnership interest split, partnership interest reverse split, dividend of Company partnership interests or similar transaction will not constitute a Restricted Payment and the issuance of Company partner interests in connection with completion of the Santa Fe Acquisition or the purchase or exchange (for cash not exceeding $25,000,000 or Company partner interests) of the Variable Rate Exchangeable Debentures due 2010 issued by SFP Pipeline Holdings, Inc. will not constitute a Restricted Payment.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors of the general partner of the Company, by a Board Resolution, may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that (a) before and after giving effect thereto no Default or Event of Default shall have occurred and be continuing,
(b) the Company and the Restricted Subsidiaries shall be in compliance, on a pro forma basis, after giving effect to such designation, with the covenants contained in Article VI, recomputed as at the last day of the most recently ended fiscal quarter of the Company and the Restricted Subsidiaries as if such designation had occurred on the first day of each relevant period for testing such compliance and (c) the Company shall have delivered to the Administrative Agent and the Lenders a certificate of a Responsible Officer to such effect, together with all relevant financial information and calculations demonstrating such compliance. For purposes of this definition and of Article VI, a newly designated or acquired Restricted Subsidiary shall be deemed to have incurred or made on the date of its designation or acquisition, as the case may be, all such Indebtedness, Liens and investments then outstanding as would be reflected on its balance sheet, prepared in accordance with GAAP, as at such date.

     "Revolving  Borrowing" means a Borrowing  comprised of Revolving Loans.

     "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

     "Revolving   Loan"  means  a  Loan  made  pursuant  to Section 2.03.

     "S&P" means Standard & Poor's.

     "Santa Fe Acquisition" has the meaning specified in the Preliminary Statements.

     "Security Documents" means, collectively, the Company Security Agreement and the Subsidiary Guarantors Security Agreements.

     "SFMLP" has the meaning  specified in the  Preliminary Statements.

     "SFPP" has the meaning  specified  in the  Preliminary Statements.

     "SFPP First Mortgage Notes" means those certain First Mortgage Notes issued by SFPP (under its prior name Southern Pacific Pipe Lines Partnership, L.P.) pursuant to a Note Agreement dated December 8, 1988 between SFPP and the purchasers named therein, which on the Execution Date are outstanding in the aggregate principal amount of $279,500,000.

     "SFPP Revolving Credit Facility" means that certain Amended and Restated Credit Agreement dated as of August 11, 1997 among SFPP, the lenders party thereto, Bank of America National Trust and Savings Association, as agent, Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association), as syndication agent, Bank of Montreal, as documentation agent and BancAmerica Securities, Inc., as arranger, providing for revolving loans to be made to SFPP in an aggregate principal amount not exceeding $175,000,000 at any time outstanding.

     "Shell" means Shell Western E & P Inc., Shell Cortez Pipeline Company, Shell Land & Energy Company and their Affiliates.

     "Shell CO2" has the meaning specified in the Preliminary Statements.

     "Shell JV Investment" has the meaning specified in the Preliminary State-ments.

     "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise clearly requires, references in this Agreement to a "Subsidiary" or the "Subsidiaries" refer to a Subsidiary or the Subsidiaries of the Company.

     "Subsidiary Borrower" has the meaning specified in the introduction to this Agreement.

     "Subsidiary Borrower Credit Agreement" has the meaning specified in the Preliminary Statements.

     "Subsidiary  Borrower Guaranteed  Obligations" has the meaning specified in
Section 9.01.

     "Subsidiary  Guarantor  Counterpart"  has the meaning  specified in Section
6.04.

     "Subsidiary Guarantors Security Agreements" means, collectively, (a) a Pledge Agreement dated as of the date hereof from OLP "A" in favor of the Administrative Agent covering, inter alia, 100% of the issued and outstanding shares of stock of KMNGL and 100% of the issued and outstanding member interests in KMCO2, (b) a Pledge Agreement dated as of the date hereof from OLP "D" in favor of the Administrative Agent covering its general partner interest in SFPP, and (c) when the necessary consents have been obtained and such agreement has become effective in accordance with its terms, a Subsidiary Guarantors Pledge Agreement from KMNGL in favor of the Administrative Agent covering, inter alia, its 50% general partner interest in Mont Belvieu.

     "Subsidiary Guarantors" has the meaning specified in the introduction to this Agreement.

     "Subsidiary Guarantors Guaranty" means the guaranty contained in Article X.

     "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

     "Swingline Lender" means First Union National Bank, in its capacity as lender of Swingline Loans hereunder.

     "Swingline   Loan"  means  a  Loan  made  pursuant  to Section 2.04.

     "Syndication Agent" has the meaning specified in the introduction to this Agreement.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Total  Commitment"  means the sum of the  Commitments of the Lenders.

     "Transactions" means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the Existing Letter of Credit and the issuance of the other Letters of Credit hereunder.

     "Triggering Event" means the earlier to occur of December 31, 1998 and the Santa Fe Acquisition.

     "Trustee" means Bank One, Texas, NA as the beneficiary of the Existing Letter of Credit and any successor beneficiary.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBOR Rate or the Alternate Base Rate.

     "United States" and "U.S."each  means United States of America.

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary or (b) any Subsidiary of the Company or of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary by a Board Resolution of the general partner of the Company in accordance with the requirements of the following sentence with the consent of the Required Lenders (which consent shall not be unreasonably withheld). The Company may hereafter designate any Subsidiary of the Company or of a Restricted Subsidiary (other than the Subsidiary Borrower, a Subsidiary Guarantor or, after it becomes a Subsidiary,
SFPP) to be an Unrestricted Subsidiary by a Board Resolution of the general partner of the Company, as evidenced by written notice thereof delivered to the Administrative Agent, if at the time of and after giving effect to such designation, (i) no Default or Event of Default shall have occurred and be continuing, (ii) such Subsidiary does not own or hold any Capital Stock of, or any Lien on any property of, the Company or any Restricted Subsidiary and (iii) such Subsidiary does not own or hold any Indebtedness of the Company or any Restricted Subsidiary that would not be permitted pursuant to Section 6.01 as if incurred on the date of such designation. As of the date hereof, the Company has no Unrestricted Subsidiaries.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person or its managing member or its general partner (or its managing general partner if there is more than one general partner).

     "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary of which all issued and outstanding Capital Stock (excluding (a) in the case of a corporation, directors' qualifying shares, (b) in the case of a limited partnership, a 1.5% general partner interest and (c) in the case of a limited liability company, a 1.5% member interest) is directly or indirectly owned by the Company.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02 Classification of Loans and Borrowing. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

         SECTION 1.03. Accounting Terms; Changes in GAAP. All accounting and financial terms used n GAAP herein and not otherwise defined herein and the compliance with each covenant contained herein which relates to financial matters shall be determined in accordance with GAAP applied by the Company on a consistent basis, except to the extent that a deviation therefrom is expressly stated. Should there be a change in GAAP from that in effect on the Execution Date, such that the defined terms set forth in Section 1.01 or the covenants set forth in Article VI would then be calculated in a different manner or with different components or would render the same not meaningful criteria for evaluating the matters contemplated to be evidenced by such covenants, (a) the Company and the Required Lenders agree, within the 60-day period following any such change, to negotiate in good faith and enter into an amendment to this Agreement in order to conform the defined terms set forth in Section 1.01 or the covenants set forth in Article VI, or both, in such respects as shall reasonably be deemed necessary by the Required Lenders so that the criteria for evaluating the matters contemplated to be evidenced by such covenants are substantially the same criteria as were effective prior to any such change in GAAP, and (b) the Company shall be deemed to be in compliance with such covenants during the 60-day period following any such change, or until the earlier date of execution of such amendment, if and to the extent that the Company would have been in compliance therewith under GAAP as in effect immediately prior to such change.

         SECTION 1.04.  Interpretation.   (a) In   this   Agreement,   unless
a  clear contrary intention appears:

         (i)   the singular number includes the plural number and vice versa;


         (ii)  reference to any gender includes each other gender;


         (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

          (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;
     provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

          (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note includes any note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

          (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

          (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

          (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding";

          (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

          (x) the words "asset" and "property" shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties.

                                   ARTICLE II.

                                   The Credits

          SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Company from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Credit Exposures exceeding the Availability. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Revolving Loans.

          SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

         (b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Company may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement.

         (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(f). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Revolving Borrowings outstanding.

         (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Company shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Charlotte, North Carolina time, three Business Days before the date of the proposed Borrowing (provided, however, no such request may be given prior to the third Business Day after the Effective Date) and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Charlotte, North Carolina time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form of Exhibit 2.03 (a "Borrowing Request") and signed by the Company. Each such telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

          (i)   the aggregate amount of the requested Borrowing;

          (ii)  the date of such Borrowing, which shall be a Business Day;

         (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

         (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

         (v) the location and number of the Company's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Company shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Company from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $5,000,000 or (ii) the sum of the total Revolving Credit Exposures exceeding the lesser of the Total Commitment and the Availability; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Company may borrow, prepay and reborrow Swingline Loans.

         (b) To request a Swingline Loan, the Company shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, Charlotte, North Carolina time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent (if not the Swingline Lender) will promptly advise the Swingline Lender of any such notice received from the Company. So long as the Swingline Lender and the Administrative Agent are First Union National Bank, the Swingline Lender shall make each Swingline Loan available to the Company by means of a credit to the deposit account of the Company with the Swingline Lender identified in the most recent Notice of Account Designation by 3:00 p.m., Charlotte, North Carolina time, on the requested date of such Swingline Loan.

         (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, Charlotte, North Carolina time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default or reduction or termination of the Total Commitment, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the

Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company or any other Loan Party of any default in the payment thereof.

         SECTION 2.05. Telephonic Notices. Without in any way limiting the obligation of he Company or any other Loan Party to confirm in writing any telephonic notice it is entitled to give under this Agreement or any other Loan Document, the Administrative Agent may act without liability upon the basis of a telephonic notice believed in good faith by the Administrative Agent to be from the Company or such Loan Party prior to receipt of written confirmation. In each such case, each Loan Party hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice.

         SECTION 2.06 Letters of Credit. (a) Existing Letter of Credit. The parties hereto acknowledge that on and after the Effective Date the Existing Letter of Credit shall be a Letter of Credit issued by the Issuing Bank for the account of the Subsidiary Borrower pursuant to this Agreement. The Subsidiary Borrower hereby pledges, assigns, transfers and delivers to the Issuing Bank all its right, title and interest to all Bonds purchased with funds drawn under the Existing Letter of Credit (the "Pledged Bonds"), and hereby grants to the Issuing Bank a first lien on, and security interest in, its rights, title and interest in and to the Pledged Bonds, the interest thereon and all proceeds thereof or substitutions therefor, as collateral security for the prompt and complete payment when due of the amounts payable in respect of the Existing Letter of Credit. During such time as any Bonds are Pledged Bonds, the Issuing Bank shall be entitled to exercise all of the rights of a holder of Bonds with respect to voting, consenting and directing the Trustee as if the Issuing Bank were the owner of such Bonds, and the Subsidiary Borrower hereby grants and assigns to the Issuing Bank all such rights.

          (b) General. Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its own account or for its own account and that of any Restricted Subsidiary, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any Application (as defined in Section 2.06(c)) or other agreement submitted by the Company to, or entered into by the Company with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (c) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice (a "Letter of Credit Request")
requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with this Section 2.06(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Company also shall submit a letter of credit application on the Issuing Bank's standard form (an "Application") in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $75,000,000 and (ii) the sum of the total Revolving Credit Exposures shall not exceed the lesser of the Total Commitment and the Availability.

          (d) Expiration Date. Each Letter of Credit (other than the Existing Letter of Credit) shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (e) Participations. On the Effective Date with respect to the Existing Letter of Credit and by the issuance of each other Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Company on the date due as provided in Section 2.06(f), or of any reimbursement payment required to be refunded to the Company for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or an Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (f) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower for whose account such Letter of Credit was issued shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Charlotte, North Carolina time, on the date that such LC Disbursement is made, if such Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Charlotte, North Carolina time, on such date, or, if such notice has not been received by such Borrower prior to such time on such date, then not later than 12:00 noon, Charlotte, North Carolina time, on
(i) the Business Day that such Borrower receives such notice, if such notice is received prior to 10:00 a.m., Charlotte, North Carolina time, on the day of receipt, or (ii) the

Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such Borrower fails to make such payment when due, then, upon demand by the Issuing Bank sent to the Administrative Agent and each Lender before 10:00 a.m., Charlotte, North Carolina time, each Lender shall pursuant to
Section 2.07 on the same day make available to the Administrative Agent for delivery to the Issuing Bank, immediately available funds in an amount equal to such Lender's Applicable Percentage of the amount of such payment by the Issuing Bank, and the funding of such amount shall be treated as the funding of an ABR Loan by such Lender to such Borrower. Notwithstanding anything herein or in any other Loan Document to the contrary, the funding obligations of the Lenders set forth in this Section 2.06(f) shall be binding regardless of whether or not a Default or an Event of Default shall exist or the other conditions precedent in
Article III are satisfied at such time. If and to the extent any Lender fails to effect any payment due from it under this Section 2.06(f) to the Administrative Agent, then interest shall accrue on the obligation of such Lender to make such payment from the date such payment became due to the date such obligation is paid in full at a rate per annum equal to the Federal Funds Effective Rate. The failure of any Lender to pay its Applicable Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to pay to the Administrative Agent its Applicable Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lender shall be responsible for the failure of any other Lender to pay to the Administrative Agent such other Lender's Applicable Percentage of any such payment.

          (g) Obligations Absolute. The Company's obligation to reimburse (or in the case of the Existing Letter of Credit, the Subsidiary Borrower's obligation to reimburse) LC Disbursements as provided in Section 2.06(f) shall, to the extent permitted by law, be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

         (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision herein or therein;

         (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit, this Agreement or any other Loan Document;

         (iii) the existence of any claim, setoff, defense or other right that either Borrower, any other Loan Party or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;

         (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

         (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

         (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.06, constitute a legal or equitable discharge of any Loan Party's obligations hereunder.

Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder, including any of the circumstances specified in clauses (i) through (vi) above, as well as any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower for whose account such Letter of Credit was issued to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank's failure to exercise the agreed standard of care (as set forth below) in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that the Issuing Bank shall have exercised the agreed standard of care in the absence of gross negligence, willful misconduct or unlawful conduct on the part of the Issuing Bank. Without limiting the generality of the foregoing, it is understood that the Issuing Bank may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; provided that the Issuing Bank shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit.

          (h) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower for whose account such Letter of Credit was issued by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve either Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (i) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Company (or, in the case of the Existing Letter of Credit, the Subsidiary Borrower) shall reimburse such LC Disbursement in full on the date specified in Section 2.06(f), the unpaid amount thereof shall bear interest, for each day from the date such LC Disbursement is made to the date that the Company (or, in the case of the Existing Letter of Credit, the Subsidiary Borrower) reimburses such LC Disbursement (or all Lenders make the payments to the Administrative Agent contemplated by Section 2.06(f) and treated pursuant to said Section as constituting the funding of ABR Loans), at the rate per annum then applicable to ABR Revolving Loans.

          (j) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrowers, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (k) Cash Collateralization. If (i) any Event of Default shall occur and be continuing, on the Business Day that the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 66_% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph or (ii) a Change in Control shall occur, the Company shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to any Loan Party described in clause (g) or (h) of Section 7.01. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Loan Parties under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 66_% of the total LC Exposure), be applied to satisfy other obligations of the Loan Parties under this Agreement and the other Loan Documents. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived.

         SECTION 2.07. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Charlotte, North Carolina time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. Not later than 2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Loans to be made on such borrowing date. The Company hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.07 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Company identified in the most recent Notice of Account Designation substantially in the form of Exhibit 2.07 hereto (a "Notice of Account Designation") delivered by the Company to the Administrative Agent or may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Sections 2.06(e) and (f) shall be remitted by the Administrative Agent to the Issuing Bank.

         (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing (or prior to 12:00 noon, Charlotte, North Carolina time, on such date in the case of an ABR Borrowing) that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.07(a) and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from the date such amount is made available to the Company to the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Company, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.08 Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Company may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.08. The Company may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Swingline Borrowings, which may not be converted or continued.

         (b) To make an election pursuant to this Section 2.08, the Company shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Company were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of
Exhibit 2.08 (an "Interest Election Request").

         (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Company fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if and so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.09 Termination and Reduction of Commitments. (a) Unless previously terminated, on May 1, 2000 (as such date may be extended pursuant to Section 2.20, the "Initial Reduction Date") and on each of the other dates (the Initial Reduction Date and each such other date, as such other date may be extended pursuant to Section 2.20, being a "Reduction Date") specified below, the Total Commitment shall reduce by an amount equal to the Total Commitment in effect on the Initial Reduction Date multiplied by the percentage set forth opposite such dates below:

                     Dates                       Percentage

         May 1 and August 1, 2000                  4.00%
         November 1, 2000 and February 1, 2001     4.25%
         May 1 and August 1, 2001                  4.50%
         November 1, 2001 and February 1, 2002     4.75%
         May 1 and August 1, 2002                  5.00%
         November 1, 2002 and February 1, 2003     5.00%
         May 1 and August 1, 2003                  5.25%
         November 1, 2003 and February 1, 2004     5.50%
         May 1 and August 1, 2004                  5.75%
         November 1, 2004 and February 1, 2005     6.00%

Notwithstanding  the  foregoing,   unless  previously   terminated,   the  Total
Commitment shall terminate on the Maturity Date.

         (b) The Company may at any time terminate, or from time to time reduce, the Total Commitment, in whole or in part; provided that (i) each partial reduction of the Total Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Credit Exposures would exceed the lesser of the Total Commitment and the Availability. Each reduction of the Total Commitment pursuant to this
Section 2.09(b) made after the Initial Reduction Date shall reduce the amount that must be reduced on each subsequent Reduction Date in the order in which each such reduction is to occur.

         (c) The Company shall notify the Administrative Agent of any election to terminate or reduce the Total Commitment under Section 2.09(b) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section
2.09 shall be irrevocable; provided that a notice of termination of the Total Commitment delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Total Commitment shall be permanent. Each reduction of the Total Commitment shall be made ratably among the Lenders in accordance with their respective Commitments.

         SECTION 2.10 Repayment of Loans; Evidence of Debt . (a) The Company hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on demand thereof or by the

Swingline Lender. In addition, if after giving effect to the reduction of the Total Commitment on each Reduction Date, the Revolving Credit Exposure exceeds the lesser of the Total Commitment and the Availability, the Company shall pay to the Administrative Agent for the account of each Lender an aggregate principal amount of Revolving Loans sufficient to cause the Revolving Credit Exposure not to exceed the lesser of the Total Commitment and the Availability; provided, however, if the repayment of the outstanding Revolving Loans does not cause the Revolving Credit Exposure to be equal to or less than the lesser of the Total Commitment and the Availability, the Company shall deposit in an account with the Administrative Agent in the name of the Administrative Agent and for the benefit of the Lender, an amount in cash equal to the excess of the Revolving Credit Exposure over the Total Commitment, which cash deposit shall be held by the Administrative Agent for the payment of the obligations of the Loan Parties under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account other than any interest earned on the investment of such deposit, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Company's risk and expense. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time, or if the maturity of the Loans has been accelerated (but subject to the consent of the Lenders with LC Exposure representing greater than 66_% of the total LC Exposure), be applied to satisfy other obligations of the Loan Parties under this Agreement and the other Loan Documents. At any time when the Revolving Credit Exposure does not exceed the lesser of the Total Commitment and the Availability and so long as no Default or Event of Default shall then exist, upon the request of the Company the amount of such deposit (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after receipt of such request.

         (b) On the date that a Change in Control occurs, the Company shall repay the outstanding principal amount of the Loans and all other amounts outstanding hereunder and under the other Loan Documents and shall comply with the provisions of Section 2.06(k); provided, however, if the Change in Control is a result of the death or disability of Richard D. Kinder or William V. Morgan or both, the Company shall make such repayment and comply with the provisions of
Section 2.06(k) on the date that is 180 days after such Change in Control occurs, unless such date is not a Business Day in which event such repayment and compliance shall be due on the next Business Day occurring after such date.

         (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (e) The entries made in the accounts maintained pursuant to Section 2.10(c) or (d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error or conflict therein shall not in any manner affect the obligation of the Company to repay the Loans in accordance with the terms of this Agreement.

         (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender and in the form attached as Exhibit 2.10 (each a "Note"). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.05) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

         SECTION 2.11 Prepayment of Loans. (a) The Company shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 2.11(b).

         (b) The Company shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy in the form of Exhibit 2.11 (a "Notice of Prepayment")) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., Charlotte, North Carolina time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., Charlotte, North Carolina time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 11:00 a.m., Charlotte, North Carolina time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, Type and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with
Section 2.09. Each partial prepayment shall be in an aggregate amount not less than, and shall be an integral multiple of, the amounts shown below with respect to the applicable Type of Loan or Borrowing:

              Type of              Integral            Minimum
          Loan/Borrowing           Multiple of     Aggregate Amount

      Eurodollar Revolving         $  1,000,000     $  3,000,000
      Borrowing

      ABR Revolving Borrowing           500,000        1,000,000
      Borrowing

      Swingline Loan                    100,000          500,000

Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. If the Company fails to designate the Type of Borrowings to be prepaid, partial prepayments shall be applied first to the outstanding ABR Borrowings until all such outstanding principal of ABR Borrowings are repaid in full, and then to the outstanding principal amount of Eurodollar Borrowings. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in
Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          SECTION 2.12 Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Margin on the daily amount of the unused Commitment of such Lender during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of January, April, July and October of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (b) The Company agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Margin applicable to interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of .125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Accrued participation fees shall be payable in arrears on the last day of January, April, July and October of each year, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

         (c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times specified in that letter agreement dated January 14, 1998 among the Company, the Subsidiary Guarantors, the Administrative Agent, Goldman Sachs Credit

Partners L.P. and First Union Capital Markets Corp.(as from time to time amended, the "Fee Letter").

         (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders. Except as required by law, fees paid shall not be refundable under any circumstances.

         SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate.

         (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

         (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Company hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the Alternate Base Rate.

         (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.13(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Total Commitment.

         (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Required Lenders that the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

         SECTION 2.15.  Increased Costs.  (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender except any such reserve requirement reflected in the LIBOR Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than six months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan, or the failure to convert an ABR Loan to a Eurodollar Loan, on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section
2.09 and is revoked in accordance herewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to Section 2.19, then, in any such event, the Company shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBOR Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the Eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this
Section 2.16 shall be
delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.17. Taxes. (a) Any and all payments by or an account of any obligation of either Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if either Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.17) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, such Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Company shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this
Section 2.17(c)) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Company to a Governmental Authority, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Company shall make or, in the case of the Existing Letter of Credit, the Subsidiary Borrower shall make, each payment required to be made by such Borrower hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, Charlotte, North Carolina time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its Principal Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 11.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding
Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

         (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to a Loan Party or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Company in the amount of such participation.

         (d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Company will not make (or in the case of the Existing Letter of Credit, the Subsidiary Borrower will not make) such payment, the Administrative Agent may assume that the applicable Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.06(e), 2.07(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.19 Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.15, or if either Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.05), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to
Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

         SECTION 2.20 Extensions of Maturity Date and Reduction Dates; Removal of Lenders. (a) The Company may, by written notice to the Administrative Agent (a "Notice of Extension") given not less than 60 nor more than 90 days prior to each Anniversary Date, advise the Lenders that it requests an extension of the then effective Maturity Date (the "Existing Maturity Date") and each then effective Reduction Date (an "Existing Reduction Date") by 12 calendar months, effective on the relevant Anniversary Date (the "Relevant Anniversary Date"). The Administrative Agent will promptly, and in any event within five Business Days of the receipt of such Notice of Extension, notify the Lenders of the contents of each such Notice of Extension.

         (b) Each Notice of Extension shall (i) be irrevocable and (ii) constitute a representation by the Loan Parties that (A) neither any Event of Default nor any Default has occurred and is continuing and (B) the representations and warranties contained in Article IV are correct on and as of the Relevant Anniversary Date, as though made on and as of such date.

         (c) In the event a Notice of Extension is given to the Administrative Agent as provided in Section 2.20(a) and the Administrative Agent notifies a Lender of the contents thereof, such Lender shall on or before the 30th day next preceding the then Relevant Anniversary Date advise the Administrative Agent in writing whether or not such Lender consents to the extension requested thereby and if any Lender fails so to advise the Administrative Agent, such Lender shall be deemed to have not consented to such extension. If Lenders holding 80% or more of the Total Commitment so consent (the "Consenting Lenders") to such extension and any and all Lenders who have not consented (the "Non-Consenting Lenders") are replaced, the Maturity Date and each Reduction Date for the Notes held by, and the Commitments of, the Consenting Lenders and the Nominees (as defined below) shall be automatically extended 12 calendar months past the Existing Maturity Date and each corresponding Existing Reduction Date, effective on the Relevant Anniversary Date. The Administrative Agent shall promptly notify the Borrowers and all of the Lenders of each written notice of consent given pursuant to this Section 2.20(c).

         (d) In the event the Consenting Lenders hold less than 100% of the Total Commitment, the Consenting Lenders, or any of them, shall have the right (but not the obligation) to assume all or any portion of the Non-Consenting Lenders' Commitments by giving written notice to the Company and the Administrative Agent of their election to do so on or before the 20th day next preceding the Relevant Anniversary Date, which notice shall be irrevocable and shall constitute an undertaking to (i) assume, as of the close of business on the Relevant Anniversary Date, all or such portion of the Commitments of the Non-Consenting Lenders, as the case may be, as may be specified in such written notice, and (ii) purchase (without recourse) from the Non-Consenting Lenders, at the close of business on the Relevant Anniversary Date, the Revolving Credit
Exposure outstanding on the Relevant Anniversary Date that corresponds to the portion of the Commitments to be so assumed at a price equal to the sum of (x) the unpaid principal amount of all Loans so purchased, plus (y) the aggregate amount, if any, previously funded by the transferor or any participations so purchased, plus (z) all accrued and unpaid interest thereon. Such Commitments and Revolving Credit Exposure, or portion thereof, to be assumed and purchased by Consenting Lenders shall be allocated among those Consenting Lenders who have so elected to assume the same pro rata in accordance with the respective Commitments of such Consenting Lenders as of the Relevant Anniversary Date (provided, however, in no event shall a Consenting Lender be required to assume and purchase an amount or portion of the Commitments and Revolving Credit Exposure of the Non-Consenting Lenders in excess of the amount which such Consenting Lender agreed to assume and purchase pursuant to the immediately preceding sentence) or on such other basis as such Consenting Lender shall agree. The Administrative Agent shall promptly notify the Company and the other Consenting Lenders in the event it receives any notice from a Consenting Lender pursuant to this Section 2.20(d).

         (e) In the event that the Consenting Lenders shall not elect as provided in Section 2.20(d) to assume and purchase all of the Non-Consenting Lenders' Commitments and Revolving Credit Exposure, the Company may designate, by written notice to the Administrative Agent and the Consenting Lenders given on or before the tenth day next preceding the Relevant Anniversary Date, one or more Eligible Assignees not a party to this Agreement (individually, a "Nominee" and collectively, the "Nominees") to assume all or any portion of the Non-Consenting Lenders' Commitments not to be assumed by the Consenting Lenders and to purchase (without recourse) from the Non-Consenting Lenders all Revolving Credit Exposure outstanding at the close of business on the Relevant Anniversary Date that corresponds to the portion of the Commitments so to be assumed at the price specified in Section 2.20(d). Each assumption and purchase under this
Section 2.20(e) shall be effective as of the close of business on the Relevant Anniversary Date when each of the following conditions has been satisfied in a manner satisfactory to the Administrative Agent:

          (i) each Nominee and the Non-Consenting Lenders have executed an Assignment and Acceptance pursuant to which such Nominee shall (A) assume in writing its share of the obligations of the Non-Consenting Lenders hereunder, including its share of the Commitments of the Non-Consenting
     Lenders and (B) agree to be bound as a Lender by the terms of this Agreement; and

          (ii)  each  Nominee   shall  have   completed  and  delivered  to  the
     Administrative Agent an Administrative Questionnaire.

         (f) In the event that the Consenting Lenders shall not elect as provided in Section 2.20(d) to assume all of the Non-Consenting Lenders' Commitments and the Company shall not have effectively designated one or more Nominees to assume the Commitments of and purchase the Revolving Credit Exposure of the Non-Consenting Lenders as contemplated by Section 2.20(e), there shall be no extension of the Existing Maturity Date nor any Existing Reduction Date.

                                 ARTICLE III.

                              Conditions Precedent

         SECTION 3.01 Conditions Precedent to the Initial Credit Event. The obligation of each Lender to make its initial Loan or the Issuing Bank to issue the initial Letter of Credit is subject to the following conditions:

          (a) The Administrative Agent shall have received the following, each dated the initial Borrowing Date, except for the Loan Documents described in clauses (i) through (v) below which shall be dated the Execution Date:

          (i)     this Agreement executed by each party hereto;

          (ii) if requested by any Lender, a Note executed by the Company and payable to the order of such Lender;

          (iii)   the Company Security Agreement executed by the Company;

          (iv) the Subsidiary Guarantors Security Agreements executed by the respective Subsidiary Guarantors party thereto;

          (v) the Intercompany Notes executed by the respective Subsidiary Guarantors makers thereof;

          (vi) a certificate of an officer and of the secretary or an assistant secretary of each Loan Party or its general partner or managing member, as applicable, certifying, inter alia, (A) true and complete copies of each of the certificate or articles of incorporation, partnership agreement or articles of organization, as the case may be, as amended and in effect, of such Loan Party and of its general partner or managing member, if any, the bylaws, as amended and in effect, of such Loan Party and the resolutions adopted by the Board of Directors of such Loan Party or its general partner or managing member (1) authorizing the execution, delivery and performance by such Loan Party of this Agreement and the other Loan Documents to which it is or will be a party and, in the case of the Company, the Borrowings to be made and the Letters of Credit (other than the Existing Letter of Credit) to be issued hereunder, (2) approving the forms of the Loan Documents to which it is a party and which will be delivered at or prior to the initial Borrowing Date and (3) authorizing officers of such Loan Party or its general partner or managing member to execute and deliver the Loan Documents to which such Loan Party is or will be a party and any related documents, including any agreement contemplated by this Agreement, (B) the incumbency and specimen signatures of the officers of such Loan Party or its general partner or managing member executing any documents on its behalf, (C) (1) that the representations and warranties made by such Loan Party in each Loan Document to which such Loan Party is a party and which will be delivered at or prior to the initial Borrowing Date are true and correct in all material respects, (2) the absence of any proceedings for the dissolution or liquidation of such Person and (3) the absence of the occurrence and continuance of any Default or

     Event of Default and (D) in the case of the Company, that the OLP "A" Refinancing has occurred and, in the case of the Company and the Subsidiary Borrower, that the OLP "B" Refinancing has occurred;

          (vii) satisfactory evidence that the OLP "A" Loan Agreement and the Subsidiary Borrower Credit Agreement have been terminated and that the OLP "A" First Mortgage Notes have been prepaid in full;

          (viii) letters from CT Corporation System, Inc. in form and substance satisfactory to the Administrative Agent evidencing the obligation of CT Corporation System, Inc. to accept service of process in the State of New York on behalf of each Loan Party that is not authorized to do business as a foreign corporation in the State of New York;

          (ix) a favorable, signed opinion addressed to the Administrative Agent and the Lenders from Morrison & Hecker L.L.P., counsel to the Loan Parties, given upon the express instruction of the Loan Parties; and

          (x) certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation, partnership or limited liability company, as applicable, of each Loan Party in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification and where the failure so to qualify would, individually or collectively, have a Material Adverse Effect.

          (b) The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent:

          (i) searches of Uniform Commercial Code filings in the jurisdiction in which each Loan party to a Security Document has its place of business (or if such Loan Party has more than one place of business, the jurisdiction of its chief executive office); and

          (ii) duly executed Uniform Commercial Code financing statements for each appropriate jurisdiction as is necessary to perfect the Lien of Administrative Agent in the Collateral.

          (c) The Administrative Agent shall have received (a) all of the certificates evidencing outstanding shares of stock of KMNGL described on
Schedule I to the Subsidiary Guarantors Security Agreement executed by OLP "A" together with related stock powers executed in blank by OLP "A", (b) the Intercompany Notes, endorsed in blank by the Company, and (c) if certificated, all of the member interests of KMCO2 described in Schedule I to the Subsidiary Guarantors Security Agreement, executed by OLP "A" together with related stock powers executed in blank by OLP "A".

          (d) All Collateral in which the Administrative Agent shall, at such time, be entitled to have a Lien pursuant to the Security Documents shall have been physically delivered to the Administrative Agent to the extent possession by the Administrative Agent is necessary to perfect a Lien in such Collateral.

          (e) The Administrative Agent shall have received a Notice of Account Designation.

          (f) The Administrative Agent shall be reasonably satisfied that all required consents and approvals of any applicable Governmental Authority and any other Person in connection with the transactions contemplated by this
Section 3.01 shall have been obtained and remain in effect (except where the failure to obtain such approvals would not have a Material Adverse Effect), and all applicable waiting periods shall have expired (or been waived) without any action being taken by any Governmental Authority.

          (g) All agreements relating to, and the organizational structure of, the Loan Parties, and all organic documents of the Loan Parties, shall be reasonably satisfactory to the Administrative Agent and the Syndication Agent.

          (h) The Company shall have paid to First Union Capital Markets Corp., Goldman Sachs Credit Partners L.P. and First Union National Bank all fees and expenses pursuant to the Fee Letter agreed upon by such parties to be paid on or prior to the Execution Date.

          (i) The Company  shall have paid to Andrews & Kurth  L.L.P.   pursuant
to Section 11.03 all fees and  disbursements  invoiced  to  the  Company   on or
prior to the Execution Date.

         SECTION 3.02 Conditions Precedent to All Credit Events. Except with respect to Revolving Credit Loans made by the Lenders pursuant to Section 2.06(f), the obligation of the Lenders to make any Loan or to issue or extend any Letter of Credit (including any Loan made or Letter of Credit issued on the initial Borrowing Date) is subject to the further conditions precedent that on the date of such Credit Event:

          (a) The conditions precedent set forth in Section 3.01 shall have theretofore been satisfied;

          (b) The representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the date of the proposed Loan or Letter of Credit, as the case may be (unless such representation and warranty expressly relates to an earlier date), and the Loan Parties shall be deemed to have certified to the Administrative Agent and the Lenders that such representations and warranties are true and correct in all material respects by the Company's delivery of a Borrowing Request;

          (c) The Company shall have complied with  the  provisions  of  Section
2.03 or Section 2.04, as the case may be;

          (d) No Default or Event of Default shall have occurred and be continu-ing or would result from such Credit Event; and

          (e) The Administrative Agent and the Lenders shall have received such other approvals, opinions or documents as the Agent or the Required Lenders may reasonably request.

The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Loan Parties to each of the Lenders that all of the conditions specified in this Section 3.02 above exist as of that time.

         SECTION 3.03 Conditions Precedent to the Initial Credit Event Made on or After any Increase in Availability. The obligation of the Lenders to make the initial Loan or the Issuing Bank to issue the initial Letter of Credit upon or after any increase in Availability is subject to the further conditions that the Administrative Agent shall have received a certificate of a Responsible Officer of the Company certifying (a) the amount of such increase in Availability and a description of the event resulting in such increase and (b) that the representations and warranties contained in Article IV (unless any such representation and warranty expressly relates to an earlier date) are true and correct in all material respects as of, and as if such representations and warranties were made on, the date of such initial Loan or such initial Letter of Credit, as the case may be, after giving effect on a pro forma basis to the event resulting in such increase and the use on such date of the proceeds of such Loan or of such Letter of Credit.

         SECTION 3.04 Conditions Precedent to Conversions. The obligation of the Lenders to convert or continue any existing Borrowing as or into a Eurodollar Borrowing is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion. The acceptance of the benefits of each such conversion or continuation shall constitute a representation and warranty by the Loan Parties to each of the Lenders that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.

         SECTION 3.05 Delivery of Documents. All of the Loan Documents, certi-ficates, legal opinions and other documents and papers referred to in this
Article III, unless otherwise specified, shall be delivered to the Administra-tive Agent for the account of each of the Lenders and, except for any Notes, in sufficient counterparts or copies for each of the Lenders and shall be satis-factory in form and substance to the Lenders.

                                   ARTICLE IV.

                         Representations and Warranties

     In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein and to induce the Issuing Bank to issue Letters of Credit and the other Lenders to participate therein and in the Existing Letter of Credit, each Loan Party makes for itself, and the Company makes for itself and the other Loan Parties, on or as of the Effective Date and the occurrence of each Credit Event, the following representations and warranties to the Administrative Agent and the Lenders:

         SECTION 4.01. Organization an Qualification. The Company and each of the Restricted Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of the state of its incorporation, organization or formation, (b) has all requisite corporate, partnership, limited liability company or other power to own its property and to carry on its business as now conducted and (c) is duly qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified would, individually or together with all such other failures of the Company and the Restricted Subsidiaries, have a Material Adverse Effect. As of the Execution Date, the Persons and other entities named in Schedule 4.01 are all of the Subsidiaries of the Company, and such Schedule 4.01 (x) accurately reflects (i) the direct owner of the Capital Stock of each such Subsidiary and (ii) the percentage of the issued and outstanding Capital Stock of each such Subsidiary owned by any Loan Party, (y) accurately identifies such Subsidiaries and (z) accurately sets forth the jurisdictions of their respective incorporation, organization or formation, as the case may be, and jurisdictions in which they are qualified as foreign corporations, foreign partnerships, foreign limited liability companies or other foreign entities to do business.

         SECTION 4.02 Authorization, Validity, Etc. Each Loan Party has all requisite corporate, partnership, limited liability company or other power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which it is a party and, in the case of the Company, to make the Borrowings and in the case of each Borrower to obtain the issuance of Letters of Credit hereunder, and all such action has been duly authorized by all necessary corporate, partnership, limited liability company or other proceedings on its part. This Agreement and the Security Documents have been duly and validly executed and delivered by or on behalf of each Loan Party thereto and constitute valid and legally binding agreements of such Loan Party enforceable against such Loan Party in accordance with the respective terms thereof, and the Loan Documents to which such Loan Party is a party, when duly executed and delivered by such Loan Party, will constitute valid and legally binding obligations of such Loan Party enforceable in accordance with the respective terms thereof and of this Agreement, except, in each case, (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity (including principles of good faith, reasonableness, materiality and fair dealing) which may, among other things, limit the right to obtain equitable remedies (regardless of whether considered in a proceeding in equity or at law) and (b) as to the enforceability of provisions for indemnification for violation of applicable securities laws, limitations thereon arising as a matter of law or public policy and (c) as enforceability of certain remedial and procedural provisions of the Security Documents may be limited by laws and court decisions, but such laws and court decisions will not render the remedies and procedures afforded to the Administrative Agent and the Lenders by the Security Documents inadequate for the practical realization of the benefits purported to be afforded by the Security Documents (except for the economic consequences of any delay).

         SECTION 4.03. Governmental Consents, Etc. No authorization, consent, approval, license or exemption of or registration, declaration or filing with any Governmental Authority, is necessary for the valid execution, delivery or performance by any Loan Party of any Loan Document to which it is a party, except those that have been obtained and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Execution Date.

         SECTION 4.04 Conflicting or Adverse Agreement. Neither the Company nor any of the Restricted Subsidiaries is a party to any contract or agreement or subject to any restriction that would reasonably be expected to have a Material Adverse Effect. Neither the execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party, nor compliance with the terms and provisions thereof, nor the extensions of credit contemplated by the Loan
Documents, (a) will breach or violate any applicable Requirement of Law, (b) will result in any breach or violation of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its property or assets (other than Liens created by the Loan Documents) pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which it or any of its Subsidiaries is party or by which any property or asset of it or any of its Subsidiaries is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b) that neither individually nor in the aggregate for all Loan Parties could reasonably be expected to result in a Material Adverse Effect or (c) will violate any provision of the organic documents of any Loan Party.

          SECTION 4.05. Properties. (a) Each of the Company and the
Subsidiaries has good title to, or valid leasehold or other interests in, all its real and personal property material to its business, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

         (b) Each of the Company and the Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, neither individually nor in the aggregate for the Company and such Subsidiaries, could reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.06 Litigation and Environmental Matters . (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental
Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate for the Company and such Subsidiaries, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

         (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate for the Company and the Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

         (c) Since the Execution Date, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 4.07 Financial Statements. (a) The audited consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at December 31, 1996 and the related consolidated and consolidating statements of income, partners', shareholders' or members' equity and cash flow of the Company and its consolidated Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Arthur Andersen L.L.P. heretofore furnished to the Lenders and the unaudited consolidated and consolidating balance sheets of the Company and its consolidated Subsidiaries as at September 30, 1997 and their related consolidated and consolidating statements of income, partners', shareholders' or members' equity and cash flow of the Company and its consolidated Subsidiaries for the nine-month period ended on such date heretofore furnished to the Lenders, are complete and correct and fairly present the consolidated financial condition of the Company and its consolidated Subsidiaries as at said dates and the results of their operations for the fiscal year and the nine-month period ended on said dates, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to the absence of footnotes and to normal year-end and audit adjustments).

         (b) Since December 31, 1996, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Company and the Restricted Subsidiaries, taken as a whole.

         SECTION 4.08 Disclosure. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of the Restricted Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate for the Company and such Subsidiaries, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Company to the Administrative Agent or any Lender in connection with the syndication or negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (i) with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and (ii) with respect to information respecting the Santa Fe Acquisition and the Shell JV Investment, such information was provided to the Company by SFMLP and Shell respectively and therefore the Company only represents that to its knowledge such information is correct and complete.

         SECTION 4.09 Investment Company Act. Neither the Company nor any of its Subsidiaries is, or is regulated as, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

         SECTION 4.10 Public Utility Holding Company Act . Neither the Company nor any of its Subsidiaries is a non-exempt "holding company,"or subject to regulation as such, or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company,"within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 4.11 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

         Section 4.12 Tax Returns and Payments. (a) The Company and its Subsidiaries have caused to be filed all federal income tax returns and other material tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except where the failure to pay such taxes (individually or in the aggregate for the Company and the Restricted Subsidiaries) would not have a Material Adverse Effect. No material income tax liability of the Company or the Restricted Subsidiaries has been asserted by the Internal Revenue Service of the United States or any other Governmental Authority for any taxes in excess of those already paid, except for taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been created on the books of the Company and the Restricted Subsidiaries.

         (b) The federal income tax liabilities, if any, of the Company and its Subsidiaries (and of all Persons who are partners of the Company) have been finally determined by the Internal Revenue Service and satisfied for all taxable years through the fiscal year ending in 1994.

         SECTION 4.13 Compliance with Laws and Agreement. Each of the Company and the Restricted Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate for the Company and the Restricted Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         SECTION 4.14 Purpose of Loans. (a) All proceeds of the Loans will be used for the purposes set forth in Section 5.08. All Letters of Credit (other than the Existing Letter of Credit) will be issued in connection with the working capital requirements of the Company or a Restricted Subsidiary.

         (b) None of the proceeds of the loans under any portion of the OLP "A" Refinancing or the OLP "B" Refinancing or this Agreement were or will be used directly or indirectly for the purpose of buying or carrying any "margin stock" within the meaning of Regulation U (herein called "margin stock") or for the purpose of reducing or retiring any indebtedness

(including the indebtedness repaid with the proceeds of the loans made under the agreements constituting the OLP "A" Refinancing or the OLP "B" Refinancing) which was originally incurred to buy or carry a margin stock, or for any other purpose which might constitute this transaction a "purpose" credit within the meaning of Regulation G, T, U or X. Neither any Loan Party nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate Regulation G, Regulation T, Regulation U, Regulation X, or any other regulation of the Board or to violate the Securities Exchange Act of 1934. Margin stock does not constitute more than 25% of the assets of the Company or any Loan Party and the Company does not intend or foresee that it will ever do so.

         SECTION 4.15 No Intent to Hinder, Delay or Defraud . Each Subsidiary Guarantor has entered into this Agreement, including the Subsidiary Guarantors Guaranty and the other Loan Documents, with no intent to hinder, delay or defraud any Person to whom such Subsidiary Guarantor was or becomes, on or after the Execution Date, indebted, within the meaning of Section 548 of the Bankruptcy Code or any similar provision of state law.

                                   ARTICLE V.

                              Affirmative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

         SECTION 5.01 Financial Statements and Other Informati. The Company will furnish to the Administrative Agent, in each case with sufficient copies for each Lender:

         (a) As soon as available and in any event within 120 days after the end of each fiscal year of the Company: (i) the audited consolidated statements of income, partners' equity, changes in financial position and cash flow of the Company for such fiscal year, and the related consolidated balance sheet of the Company as at the end of such fiscal year, setting forth in each case in comparative form the figures for (or in the case of the balance sheet, as of the end of) the previous fiscal year, accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Administrative Agent, which opinion shall (x) state that said financial statements of the Company fairly present the consolidated financial condition and results of operations of the Company as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP except for such changes in such principles with which the independent public accountants shall have concurred, and (y) not contain a "going concern" or other adverse qualification or exception unacceptable to the Required Lenders; and (ii) a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Event of Default or Default, and stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.07(b) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

         (b) (i)As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Company, unaudited consolidated statements of income, partners' equity, changes in financial position and cash flow of the Company for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related unaudited consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the figures for (or in the case of balance sheets, as of the end of) the corresponding periods in the previous fiscal year, accompanied by the certificate of a Responsible Officer of the Company, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company in accordance with GAAP, as at the end of, and for, such period (subject to the absence of footnotes and changes resulting from normal year-end audit adjustments).

         (ii) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year, and within 120 days after the end of each fiscal year of OLP "A", the Subsidiary Borrower, OLP "C", OLP "D" and each other Restricted Subsidiary the Capital
Stock of which is owned directly by the Company, unaudited consolidated statements of income, partners', shareholders' or members' equity, as the case may be, changes in financial position and cash flow of such Person and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related unaudited consolidated balance sheet as at the end of such period, setting forth in each case in comparative form the figures for (or in the case of balance sheets, as of the end of) the corresponding periods in the previous fiscal year, accompanied by the certificate of a Responsible Officer of such Person, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of such Person in accordance with GAAP, as at the end of, and for, such period (subject to the absence of footnotes and changes resulting from normal year-end audit adjustments).

         (c) Promptly upon receipt thereof, and in the form received, all audited and unaudited financial statements (whether quarterly or annual) received by any Loan Party from any Person (other than an individual) whose income is accounted for through any of the Persons referenced in Section 5.01(b)(ii) and whose EBITDA or distributions, as the case may be, exceed 15% of the Company Cash Flow.

         (d) Prompt written notice of the following:

         (i) the occurrence of any Default or Event of Default or Change of Control Event;

         (ii) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and the Restricted Subsidiaries in an aggregate amount exceeding $5,000,000; and

          (iii) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 5.01 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         (e) Promptly upon receipt thereof, a copy of each other report or letter submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, and a copy of any response by the Company, or the Board of Directors of the general partner of the Company, to such letter or report.

         (f) Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and each regular or periodic report and any registration statement or prospectus filed by the Company with any securities exchange or the Securities and Exchange Commission or any successor agency.

         (g) Promptly after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Administrative Agent pursuant to any other provision of this Section 5.01.

         (h) From time to time such other information regarding the business, affairs or financial condition of the Company or any Restricted Subsidiary (including any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Required Lenders or the Administrative Agent may reasonably request.

The Company will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit 5.01 executed by a Responsible Officer of the Company (i) certifying as to the matters set forth therein and stating that no Event of Default or Default has occurred and is continuing (or, if any Event of Default or Default has occurred and is continuing, describing the same in reasonable detail), (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 6.09(a), (b) and (c) and the computations necessary to determine the ratio referred to in the definition of "Applicable Margin" as of the end of the respective fiscal quarter or fiscal year, and (iii) a statement, with respect to each Intercompany Note, of (A) the actual outstanding principal amount thereof, and the amount of any accrued and unpaid interest thereon, as at the end of the respective quarter or fiscal year, as the case may be, and (B) the highest and lowest principal amount thereof at any time outstanding during such quarter or fiscal year and the periods during such quarter or fiscal year during which the principal of such Intercompany Note was outstanding in each such amount.

         SECTION 5.02. Litigation. The Company shall promptly give to the Administrative Agent notice of all legal or arbitral proceedings, and of all proceedings before any Governmental Authority affecting the Company or any Restricted Subsidiary, except proceedings which, if adversely determined, would not have a Material Adverse Effect. The Company will, and will cause each of the Restricted Subsidiaries to, promptly notify the Administrative Agent of any claim, judgment, Lien or other encumbrance affecting any property or assets of the Company or any such

Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such property or assets shall exceed $5,000,000.

         SECTION 5.03. Existence, Conduct of Business. The Company will, and will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

         SECTION 5.04. Payment of Obligations. The Company will, and will cause each of the Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.05 Maintenance of Properties; Insurance. The Company will, and will cause each of the Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

         SECTION 5.06 Books and Records; Inspection Rights . The Company will, and will cause each of the Restricted Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of the Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

         SECTION 5.07. Compliance with Laws. The Company will, and will cause each of the Subsidiaries to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
         SECTION 5.08 Use of Proceeds and Letters of Credit . The proceeds of the Loans will be used only (i) to the extent of not more than $185,000,000, to effect the OLP "A" Refinancing and (to the extent of not more than $24,128,548 of said $185,000,000) the OLP "B" Refinancing, (ii) to the extent of not more than $115,000,000, to effect the Santa Fe Acquisition, (iii) to the extent of not more than $25,000,000, to effect the Shell JV Investment and (iv) for working capital and other partnership purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including

Regulations G, T, U and X. The Existing Letter of Credit will be deemed to be issued under this Agreement, to the extent of $24,128,548, in connection with the OLP "B" Refinancing, and Letters of Credit (including the Existing Letter of Credit) to be issued under this Agreement shall as provided in Section 2.06(c) be subject to an overall limit of $75,000,000.

         SECTION 5.09. Further Assurances. (a) The Company will cure promptly, or cause another Loan Party to cure promptly, any defects in the creation and issuance of any Notes and the execution and delivery of the Security Documents and this Agreement. The Company at its expense will promptly execute and deliver, or cause the appropriate other Loan Party to execute and deliver, to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Loan Parties in the Security Documents and this Agreement, or to further evidence and more fully describe the Collateral intended as security for the Obligations, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out herein or in any of the Security Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

         (b) The Company will not cause, suffer or permit amendment of the partnership agreement or the operating agreement of any Loan Party to provide that any interest in such Loan Party is a "security" governed by Article 8 of the Uniform Commercial Code of any jurisdiction.

         SECTION 5.10. Performance of Obligations. The Company will pay the Loans according to the reading, tenor and effect thereof; and the Company will do and perform or cause each other Loan Party to do and perform every act and discharge all of the Obligations to be performed and discharged by it hereunder and under the Security Documents to which it is a party and this Agreement, at the time or times and in the manner specified.

         SECTION 5.11. Lines of Business. The Company will, and will cause each Restricted Subsidiary to, be and remain engaged in only those lines of business in which the Company and such Subsidiaries are engaged on the date of this Agreement, any additional lines of business reasonably related thereto, and no others.

         SECTION 5.12 Intercompany Notes and Security  for  Intercompany  Notes.
(a) The Company  will cause each  Subsidiary  Guarantor  to execute a promissory note in favor of the Company in an original principal amount equal to the lesser of (i) the Commitment and (ii) the actual amount from time to time outstanding of Indebtedness of such Subsidiary to the Company (being the sum of the amounts specified pursuant to clause (i) of the next sentence), and dated the Execution Date in the case of the Subsidiary Guarantors party to this Agreement on such date and in the case of any other Subsidiary Guarantor, the date such Person becomes a Subsidiary Guarantor pursuant to Section 6.03 (collectively, the "Intercompany Notes"). The Company will concurrently with the execution and delivery thereof, pledge each Intercompany Note to the Administrative Agent pursuant to and as provided in the Company Security Agreement and will maintain accounts in which it shall record (i) the amount of the proceeds of each Loan, and each other amount, from time to time advanced to such Subsidiary Guarantor and the amount of each payment made by the Company to reimburse the Issuing Bank for any drawing made under any Letter of Credit on which such Subsidiary Guarantor is an account party; (ii) the interest rate applicable to such advance or payment; and (iii) each payment of principal or interest made by such Subsidiary Guarantor.

         (b) If at the end of any fiscal quarter the ratio of the Indebtedness of the Company at the end of such fiscal quarter to Company Cash Flow for the four consecutive fiscal quarters then ending is greater than (i) 4.75 to 1.0 prior the date of the Triggering Event or (ii) 3.5 to 1.0 on or after such date, upon the request of the Required Lenders, the Company will cause each Subsidiary Guarantor to secure its Intercompany Note with Liens on all of its assets. In this connection the Company at its own cost and expense will cause (i)(A) all security agreements, deeds of trust, mortgages, assignments and pledge agreements (collectively, the "Intercompany Security Documents"), Uniform Commercial Code Financing Statements and all other documents to be executed and delivered by such Subsidiary Guarantor to the Administrative Agent and (B) all filings and recordings to be made as are necessary or appropriate in each case to create and perfect such Liens and (ii) delivery of such opinions of counsel to each Subsidiary Guarantor as the Administrative Agent may reasonably request (such counsel and the form, scope and substance of each such opinion to be satisfactory in each case to the Administrative Agent) as to the organization and good standing of such Subsidiary Guarantor, enforceability of the Intercompany Security Documents to which such Subsidiary Guarantor is a party, the creation and perfection of the Liens purported to be executed by such Intercompany Security Documents and such other matters as may be reasonably requested by the Administrative Agent or any Lender.

         SECTION 5.13 KMNGL Subsidiary Guarantors Security Agreement. The Company shall, and shall cause KMNGL to, immediately commence to use its reasonable efforts to obtain the consents of each Person whose consent (whether to the pledge thereunder of the Capital Stock of Mont Belvieu or otherwise) is required for the Subsidiary Guarantors Security Agreement executed by KMNGL to become and be fully effective, without causing a default by KMNGL under, or triggering a right of first refusal to acquire its interest in Mont Belvieu under, any agreement binding upon it, and upon obtaining such consent(s) to deliver to the Administrative Agent an original signed copy thereof, together with an opinion of counsel satisfactory to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, as to the same matters, as to KMNGL, the Subsidiary Guarantors Security Agreement executed and delivered by KMNGL and the pledge of Capital Stock of Mount Belivieu thereunder, mutatis mutandis,as are covered in respect of the other Subsidiary Guarantors, the other Subsidiary Guarantors Security Agreements and the pledges and grants of collateral security thereunder by the opinion delivered pursuant to Section 3.01(a)(ix).

                                   ARTICLE VI.

                               Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

         SECTION 6.01 Indebtedness. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness (including any obligation of the Company or a Restricted Subsidiary in respect of Indebtedness of an Unrestricted Subsidiary, whether by way of guaranty or other direct or indirect support or assurance against loss provided to the holder of such Indebtedness) except:

         (a)   Indebtedness created hereunder;

         (b)   Refinancing Indebtedness;

         (c) from and after the consummation of the Santa Fe Acquisition, the SFPP First Mortgage Notes and Indebtedness under the SFPP Revolving Credit Facility not in excess of $380,000,000 aggregate principal amount for all such Indebtedness at any one time outstanding; provided that neither the Company nor any other Restricted Subsidiary shall be liable for any such Indebtedness except for any Indebtedness for which OLP "D" may be liable solely as a result of its being the general partner of SFPP.

         (d) Indebtedness of the Company to any Restricted Subsidiary (other than SFPP) and of any Restricted Subsidiary to the Company or any other Restricted Subsidiary (other than SFPP), provided that (i) any such borrowing Restricted Subsidiary shall be a Subsidiary Guarantor, and (ii) any such lending Restricted Subsidiary shall subordinate, on terms (including terms as to maturity, required amortization, and limitations on voluntary prepayments) reasonably satisfactory to the Required Lenders, its right to repayment of the Indebtedness of the Company or the borrowing Restricted Subsidiary, as the case may be, owing to it and otherwise permitted by this Section 6.01(d) to the rights of the Lenders to repayment of all Obligations of the Company or such borrowing Restricted Subsidiary, as the case may be, from time to time outstanding and owing to them under this Agreement;

         (e) Indebtedness of the Company or a Restricted Subsidiary, not otherwise permitted by this Section 6.01 in an aggregate principal amount at any one time outstanding (i) until the consummation of the Santa Fe Acquisition, not in excess of $10,000,000, and (ii) thereafter, not in excess of $25,000,000;

         (f)   Indebtedness permitted under Section 6.04(f); and

         (g) additional Indebtedness of the Company, provided that no required principal payment (whether at stated maturity, or by virtue of scheduled amortization, required prepayment or redemption) shall be due in respect thereof prior to the final maturity of the Indebtedness outstanding hereunder.

Notwithstanding any other provision of this Agreement, KMCO2, the owner of the limited partner interests in Shell CO2, shall not at any time create, incur, assume or permit to exist any Indebtedness whatsoever.

         SECTION 6.12. Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

         (a)   Permitted Encumbrances;

         (b) any Lien on any property or asset of the Company or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not extend to any other property or asset of the Company or such Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

         (c) from and after the consummation of the Santa Fe Acquisition, Liens on properties or assets of SFPP securing the SFPP First Mortgage Notes and the SFPP Revolving Credit Facility, and Liens on the same properties or assets that secure the SFPP First Mortgage Notes, or the SFPP Revolving Credit Facility, as the case may be (and that do not extend to any other assets), securing Indebtedness issued in exchange for, or the net proceeds of which are applied substantially concurrently to repay, refinance, refund or replace the SFPP First Mortgage Notes or the SFPP Revolving Credit Facility, which Indebtedness would, if the SFPP First Mortgage Notes or the SFPP Revolving Credit Facility, as the case may be, constituted "Refinanced Indebtedness" (as said term is defined in the definition of "Refinancing Indebtedness" in Section 1.01) constitute Refinancing Indebtedness in respect thereof.

         (d) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary , as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Restricted Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and (iv) after giving effect to such acquisition or such Person becoming a Restricted Subsidiary, the Indebtedness secured by such Lien would be permitted by Section 6.01(e), and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

         (e) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets and
(iv) such security interests shall not apply to any other property or assets of the Company or any Restricted Subsidiary.

         SECTION 6.03. Fundamental Changes. The Company will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all (or substantially all) of its assets, or all or substantially all of the stock of or other equity interest in any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (a) any Person may merge into the Company in a transaction in which the Company is the surviving entity, (b) any Person may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Wholly-Owned Restricted Subsidiary, (c) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Company or to a Wholly-Owned Restricted Subsidiary (other than SFPP), (d) KMNGL may dissolve and liquidate into OLP "A" and (e) any Restricted Subsidiary (other than a Subsidiary Guarantor) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders and such liquidation or dissolution complies with this Section 6.03.

         SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions; Hedging Agreements. The Company will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Restricted Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or (in the case of investments in Shell CO2) commit to make, or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

         (a) the Company Guaranty and the Subsidiary Guarantors Guaranty and Permitted Investments;

         (b) investments, existing on the Execution Date, by the Company and the Restricted Subsidiaries in the Capital Stock of their respective Subsidiaries;

         (c) investments in, loans to and Guarantees of Indebtedness or other obligations of any Person (other than SFPP) that is a Restricted Subsidiary both before and immediately after the making of such investment or loan, or the giving of such Guarantee;

         (d)  investments  in  the  Capital  Stock  of  any  other  Person,   if
immediately after and giving effect to the making of such investment:

         (i) no Event of Default or Default shall have occurred and be continuing or would result therefrom;

         (ii) any acquired or newly-formed corporation, partnership, association or other business entity (a "New Subsidiary") shall be a Wholly-Owned Restricted Subsidiary whose Capital Stock is owned directly by the Company or one or more Wholly-Owned Restricted Subsidiaries (other than SFPP), and such New Subsidiary shall become a Restricted Subsidiary and be engaged primarily in one or more lines of business permitted by

     Section 5.11, and shall have executed a Subsidiary Guarantor Counterpart in the form of Exhibit 6.03 (a "Subsidiary Guarantor Counterpart");

         (iii) the Company and the Restricted Subsidiaries shall be in compliance, on a pro forma basis, after giving effect to such acquisition or formation, with the covenants contained in Article VI, recomputed as at the last day of the most recently ended fiscal quarter of the Company and the Restricted Subsidiaries as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and, the Company shall have delivered to the Administrative Agent, the Issuing Bank and the Lenders a certificate of a Responsible Officer to such effect, together with all relevant financial information of such New Subsidiary or assets and calculations demonstrating such compliance;

         (iv) any New Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01);

         (v) the Required Lenders shall have given their prior written consent (which consent shall not be unreasonably withheld, taking into consideration the merits of the acquisition) in the case of any acquisition made, directly or indirectly, with the proceeds of Indebtedness incurred by the Company or one or more Restricted Subsidiaries in excess of (A) $35,000,000 at any time prior to the Santa Fe Acquisition or (B) $75,000,000 thereafter; and

         (vi) the Administrative Agent shall have received (A) such opinions of counsel to such New Subsidiary as the Administrative Agent, the Issuing Bank and the Lenders may reasonably request as to the organization, good standing and enforceability of this Agreement and the Subsidiary Guarantor Counterpart and such other matters as the Administrative Agent, the Issuing Bank and the Lenders may reasonably require and (B) such other agreements, certificates, financing statements, approvals, reports, consents, waivers, estoppels, subordination agreements, filings and other documentation as the Administrative Agent and the Required Lenders may reasonably request.

Notwithstanding the foregoing, the Company will cause SFPP at such time as no default under any of its Indebtedness would result therefrom to execute a Subsidiary Guarantor Counterpart and comply with clause (vi) above;

         (e) the OLP "A" Refinancing, the Santa Fe Acquisition and the Shell JV Investment; and

         (f) investments, loans and Guarantees and mandatory contributions to Shell CO2 under the partnership agreement of Shell CO2, in addition to the Shell JV Investment, in an aggregate amount at any one time outstanding not exceeding
(i) $15,000,000 prior to consummation of the Santa Fe Acquisition, or (ii) $50,000,000 thereafter, provided that investments, loans and Guarantees in respect of Unrestricted Subsidiaries and mandatory contributions to Shell CO2 permitted by this clause (ii) shall not exceed in the aggregate $25,000,000 at any one time outstanding.

Notwithstanding the foregoing provisions of this Section 6.04, the Company may at any time or from time to time make investments, loans and Guarantees in amounts that, in the aggregate, when made, do not exceed the net proceeds of a substantially concurrent sale of the Company's Qualified Stock, provided, however, after giving effect to such investment, loan or guarantee, the Company and the Restricted Subsidiaries shall be in compliance with the terms of this Agreement (other than the preceding provisions of this Section 6.04).

         SECTION 6.05. Restricted Payments. The Company will not, and will not permit any of the Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment.

         SECTION 6.06. Transactions with Affiliates. The Company will not, and will not permit any of the Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Company and Guarantors not involving any other Affiliate, (c) any Restricted Payment permitted by
Section 6.05 and (d) loans and advances by the Company to the General Partner to enable the General Partner to pay general and administrative costs and expenses pursuant to the partnership agreement of the Company and in accordance with past practices.

         SECTION 6.07 Restrictive Agreements. The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any such Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Company or any other such Subsidiary or to Guarantee Indebtedness of the Company or any other such Subsidiary or to grant Liens to secure the Obligations (except for any agreement or arrangement with respect to the assets subject to the Liens permitted by Section 6.02(d) and Section 6.02(e)); provided that the foregoing shall not apply to (i) restrictions and conditions imposed by law or by this Agreement, (ii) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, or (iii) restrictions and conditions existing on the date hereof identified on Schedule 6.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (iv) from and after the date of the Santa Fe Acquisition restrictions and conditions contained in the agreement pursuant to which the Santa Fe First Mortgage Notes were issued and in the Santa Fe Revolving Credit Facility.

SECTION 6.08. Sale of Assets. The Company will not, and will not permit any of the Restricted Subsidiaries to, sell, lease or otherwise dispose of any of its properties or assets (other than sales of product in the ordinary course of business) if, at the time of the proposed sale, lease or other disposition, and giving effect thereto, the aggregate fair market value (as determined in good faith by the Board of the Company's general partner) of all properties and assets of the Company and its Restricted Subsidiaries so sold, leased or otherwise disposed of during the then current fiscal year would exceed $10,000,000.

         SECTION 6.09 Financial Covenants. The Company will observe each of the following requirements:

          (a) Ratio of Indebtedness to Cash Flow. The Company will not permit the ratio of outstanding Indebtedness of the Company to Company Cash Flow for the four full fiscal quarters then most recently ended to exceed (i) at any time prior to the date on which the Triggering Event shall occur, 4.75 to 1.0, or
(ii) at any time on or after such date, 3.75 to 1.0.

          (b) Ratio of Cash Flow to Interest Expense. The Company will not permit the ratio of Company Cash Flow for the four full fiscal quarters then most recently ended to Company Interest Expense for such four full fiscal quarters to be less than (i) at any time prior to the date on which the Triggering Event shall occur, 2.75 to 1.0, or (ii) at any time on or after such date, 3.50 to 1.0.

          (c) Ratio of Cash Flow to Fixed Charges. The Company will not, at the end of any fiscal quarter, permit the ratio of Company Cash Flow for the four full fiscal quarters then most recently ended to Fixed Charges at the end of such fiscal quarter to be less than 1.25 to 1.0.

         SECTION 6.10. Amendments to Certain Agreements. The Company will not and will not permit any Restricted Subsidiary (including SFPP after the Santa Fe Acquisition) to amend its partnership agreement or operating agreement or in the case of SFPP, the SFPP Revolving Credit Facility, the SFPP First Mortgage Notes or the Note Agreement pursuant to which such First Mortgage Notes were issued, in each case, in any manner that could be adverse to the Lenders; provided, however, the partnership agreement of SFPP may be amended to conform it to the partnership agreement of the Company and to enable the Santa Fe Acquisition to be effected.

                                  ARTICLE VII.

                                Events of Default

          SECTION 7.01. Events of Default and Remedies. If any of the following events ("Events of Default") shall occur and be continuing:

         (a) any installment of principal of any Loan or any reimbursement obligation in respect of any LC Disbursement shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (b) any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document shall not be paid, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three days;

         (c) any representation or warranty made or, for purposes of Article III, deemed made by or on behalf of any Loan Party herein, at the direction of any Loan Party or by any Loan Party in any other Loan Document or in any document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be;

         (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(d)(iii), 5.03 (with respect to such Loan Party's existence) or 5.08 or in Article VI;

         (e) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specified in Section 7.01(a), Section 7.01(b) or Section 7.01(d)) or any other Loan Document to which it is a party and, in any event, such failure shall remain unremedied for 30 calendar days after the earlier of (i) written notice of such failure shall have been given to the Company by the Administrative Agent or any Lender or, (ii) an officer of any Loan Party becomes aware of such failure;

         (f) other than as specified in Section 7.01(a) or (b), (i) the Company or any Restricted Subsidiary fails to make (whether as primary obligor or as guarantor or other surety) any payment of principal of, or interest or premium, if any, on any item or items of Indebtedness (other than as specified in Section 7.01(a), Section 7.01(b) or Article IX or Article X) beyond any period of grace provided with respect thereto (not to exceed 30 days); provided that the aggregate outstanding principal amount of all Indebtedness as to which such a payment default shall occur and be continuing is equal to or exceeds $2,000,000, or (ii) the Company or any Restricted Subsidiary fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have caused or shall have the ability to cause the acceleration of the payment of Indebtedness with an aggregate face amount which is equal to or exceeds
$2,000,000; provided that this Section 7.01(f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

         (g) an involuntary case shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (h) the Company, or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding-up, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any

Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
(vi) take any action for the purpose of effecting any of the foregoing;

         (i) the Company or any Restricted Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

         (j) the General Partner fails to make (whether as primary obligator or as guarantor or other surety) any payment of principal of, or interest or premium, if any, on any item or items of Indebtedness beyond any period of grace provided with respect thereto (not to exceed 30 days); provided that the aggregate outstanding principal amount of all such Indebtedness as to which such a payment default shall occur and be continuing is equal to or exceeds $5,000,000;

         (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Company, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Restricted Subsidiary to enforce any such judgment;

         (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and the Restricted Subsidiaries in an aggregate amount exceeding (i) $5,000,000 in any year or (ii) $10,000,000 for all periods;

         (m) any Security Document or any Intercompany Security Document after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement or such Security Document or Intercompany Security Document, as the case may be, or any Loan Party shall so assert; or

         (n) either Borrower or any other Person shall petition or apply for or obtain any order restricting payment by the Issuing Bank under any Letter of Credit or extending the Issuing Bank's liability under such Letter of Credit beyond the expiration date stated therein or otherwise agreed to by the Issuing Bank;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, may, and upon the written request of the Required Lenders shall, by written notice (including notice sent by telecopy) to the Company (a "Notice of Default") take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or other holder of any of the Obligations to enforce its claims against any Loan Party (provided that, if an Event of Default specified in Section 7.01(g) or Section 7.01(h) shall occur with respect to the Company or any Restricted Subsidiary, the result of which would occur upon the giving of a Notice of Default as specified in clauses (i), (ii) and (v) below, shall occur automatically without the giving of any Notice of Default): (i) declare the Total Commitment terminated, whereupon the Commitments of the Lenders shall forthwith terminate immediately and any accrued commitment fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans, and all the other Obligations owing hereunder and under the other Loan Documents, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by each Loan Party; (iii) exercise any rights or remedies under the Loan Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms (whether by the giving of written notice to the beneficiary or otherwise); and (v) direct the Company to comply, and the Company agrees that upon receipt of such notice (or upon the occurrence of an Event of Default specified in Section 7.01(g) or
Section 7.01(h)) it will comply, with the provisions of Section 2.06(k).

         SECTION 7.02. Other Remedies. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, acting at the request of the Required Lenders, may proceed to protect and enforce its rights, either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document; or may proceed to enforce the payment of all amounts owing to the Administrative Agent and the Lenders under the Loan Documents and interest thereon in the manner set forth herein or therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents now or hereafter existing at law or in equity or by statute or otherwise.

         SECTION 7.03 Application of Moneys During Continuation of Event of Default. (a) So long as an Event of Default of which the Administrative Agent shall have given notice to the Lenders shall continue, all moneys received by the Administrative Agent from any Loan Party under the Loan Documents shall, except as otherwise required by law, be distributed by the Administrative Agent on the dates selected by the Administrative Agent (individually, a "Distribution Date" and collectively, the "Distribution Dates") as follows:

     first, to payment of the unreimbursed expenses for which the Administrative Agent or any Lender is to be reimbursed pursuant to Section 11.03 and unpaid fees owing to the Administrative Agent pursuant to the Fee Letter;

     second, to the ratable payment of accrued but unpaid interest on the Obligations;

     third, to the ratable  payment of unpaid  principal of the Obligations;

     fourth, to the ratable payment of all other amounts payable by the Loan Parties hereunder;

     fifth, to the ratable payment of all other Obligations, until all Obliga-tions shall have been paid in full; and

     finally, to payment to the Loan Parties, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

         (b) The term "unpaid" as used in this Section 7.03 shall mean all Obligations outstanding as of a Distribution Date (including any amounts unpaid under clause (v) of the last sentence of Section 7.01) as to which prior distributions have not been made, after giving effect to any adjustments which are made pursuant to Section 11.09 of which the Administrative Agent shall have been notified.

                                  ARTICLE VIII.

                            The Administrative Agent

         SECTION 8.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the Security Documents with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 8.05 and the first sentence of Section 8.06 shall include reference to its Affiliates and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents): (a) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (b) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, legality, enforceability or sufficiency of this Agreement, other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Loan Party or any other Person (other than the Administrative Agent) to perform any of its obligations hereunder or thereunder or for the existence or value of, or the perfection or priority of any Lien upon, any collateral security or the financial or other condition of the Company, the Subsidiaries or any other obligor or guarantor; (c) except pursuant to Section
8.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence, willful misconduct or unlawful conduct. The Administrative Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Administrative Agent may deem and treat the payee named in any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent. The Administrative Agent is authorized to release any Collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

         SECTION 8.02. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent in good faith.

         SECTION 8.03. Defaults; Events of Default. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse LC Disbursements) unless the Administrative Agent has received notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default."In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default or Event of Default, the Administrative Agent shall give each Lender prompt notice of each such payment Default or Event of Default.

         SECTION 8.04. Rights as a Lender. With respect to its Commitments and the Loans made by it and its issuance, or its participation in the issuance, of each Letter of Credit, First Union National Bank (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. First Union National Bank (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with any Loan Party (and any of its Affiliates) as if it were not acting as the Administrative Agent. Goldman Sachs Credit Partners L.P., First Union National Bank and their respective Affiliates may accept fees and other consideration from the Company or any other Loan Party for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         SECTION 8.05 INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT AND THE SYNDICATION AGENT RATABLY IN ACCORDANCE WITH THEIR APPLICABLE PERCENTAGES FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 11.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE COMPANY UNDER SECTION 11.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE COMPANY UNDER SAID SECTION 11.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT OR THE SYNDICATION AGENT IN ANY WAY RELATING TO OR ARISING

OUT OF: (A) THIS AGREEMENT, THE SECURITY DOCUMENTS OR ANY OTHER LOAN DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT OR AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES, IF ANY, HEREUNDER OR (B) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT, ANY SECURITY DOCUMENT OR OF ANY SUCH OTHER LOAN DOCUMENT; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 8.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR THE SYNDICATION AGENT, AS THE CASE MAY BE; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT OF THE ADMINISTRATIVE AGENT.

         SECTION 8.06 Non-Reliance on Agents and other Lenders . Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent, the Syndication Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and the Subsidiaries and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Neither the Administrative Agent nor the Syndication Agent shall be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement, the other Loan Documents or any other document referred to or provided for herein or to inspect the properties or books of any Loan Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Syndication Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Loan Party (or any of its Affiliates) which may come into the possession of the Administrative Agent, the Syndication Agent or any of its respective Affiliates. In this regard, each Lender acknowledges that Andrews & Kurth L.L.P. is acting in this transaction as special counsel to the Administrative Agent and the Syndication Agent only. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with this Agreement and other Loan Documents and the matters contemplated herein and therein.

         SECTION 8.07. Action by Administriave Agent. Except for action or other matters expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (a) receive written instructions from the Required Lenders (or all of the Lenders as expressly required by Section 11.02) specifying the action to be taken, and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Required Lenders (or all of the Lenders as expressly required by Section 11.02) and any action taken or failure to act pursuant thereto by the

Administrative Agent shall be binding on all of the Lenders. If a Default or Event of Default has occurred and is continuing, the Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Lenders (or all of the Lenders as required by Section 11.02) in the written instructions (with indemnities) described in this Section 8.07; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or any Security Document or applicable law.

         SECTION 8.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Company, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of such appointment hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII and Section 11.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

         SECTION 8.09. Consents under Security Documents. The Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Security Documents; provided that, without the prior consent of all the Lenders, the Administrative Agent shall not release any Collateral (except as expressly permitted in the Loan Documents) or otherwise terminate any Lien under any Security Document providing for collateral security, or agree to additional obligations being secured by such collateral security.

         SECTION 8.10. Duties of Syndication Agent. Notwithstanding the indemnity of the Syndication Agent contained in Section 8.05 and in Section 11.03, the Syndication Agent shall not have any duty, responsibility or liability in such capacity with respect to the administration or enforcement of this Agreement or any other Loan Document.

                                   ARTICLE IX.
                                Company Guaranty

          SECTION 9.01. Company Guaranty. (a) In consideration of, and in order to induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans and the Issuing Bank to maintain the Existing Letter of Credit and to issue new Letters of Credit hereunder, the Company hereby absolutely, unconditionally and irrevocably guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations of the Subsidiary Borrower (as such), and all covenants of the Subsidiary Borrower (as such), now or hereafter existing under this Agreement and the other Loan Documents to which the Subsidiary Borrower is a party, whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Subsidiary Borrower under any chapter of Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code")), fees, commissions, expenses (including reasonable attorneys' fees and expenses) or otherwise (all such obligations being the "Subsidiary Borrower Guaranteed Obligations"), it being understood, for the avoidance of doubt, that such term shall not include any Obligations of the Person that is the Subsidiary Borrower in any other capacity, e.g., as a Subsidiary Guarantor. The Company agrees to pay any and all expenses incurred by each Lender and the Administrative Agent in enforcing this Company Guaranty against the Company.

         (b) This Company Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Subsidiary Borrower or any other Loan Party or any other action, occurrence or circumstance whatsoever.

         SECTION 9.02. Continuing Guaranty. (a) The Company guarantees that the Subsidiary Borrower Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents. The Company agrees that, to the maximum extent permitted by applicable law, the Subsidiary Borrower Guaranteed Obligations and Loan Documents to which the Subsidiary
Borrower is a party may be extended or renewed, and indebtedness thereunder repaid and reborrowed in whole or in part, without notice to or assent by the Company, and that it will remain bound upon this Company Guaranty notwithstanding any extension, renewal or other alteration of any Subsidiary Borrower Guaranteed Obligations or such Loan Documents, or any repayment and reborrowing of Loans. To the maximum extent permitted by applicable law, except as otherwise expressly provided in this Agreement or any other Loan Document to which the Company is a party, the obligations of the Company under this Company Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

         (i) any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Subsidiary Borrower Guaranteed Obligations, or of this Agreement or any other Loan Document executed in connection herewith, or any contract or understanding among the Company, the Subsidiary

     Borrower, any Subsidiary Guarantor, the Administrative Agent and/or the Lenders, or any other Person, pertaining to the Subsidiary Borrower Guaranteed Obligations;

         (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to the Company or any Subsidiary Guarantor or any other Person liable on the Subsidiary Borrower Guaranteed Obligations;

         (iii) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Company, the Subsidiary Borrower, any Subsidiary Guarantor or any other Person at any time liable for the payment of all or part of the Subsidiary Borrower Guaranteed Obligations; or any dissolution of the Company, the Subsidiary Borrower, or any Subsidiary Guarantor, or any sale, lease or transfer of any or all of the assets of the Company, the Subsidiary Borrower, or any Subsidiary Guarantor, or any changes in the shareholders of the Company, the Subsidiary Borrower, or any Subsidiary Guarantor; or any reorganization of the Company, the Subsidiary Borrower, or any Subsidiary Guarantor;

         (iv) the invalidity, illegality or unenforceability of all or any part of the Subsidiary Borrower Guaranteed Obligations, or any document or agreement executed in connection with the Subsidiary Borrower Guaranteed Obligations, for any reason whatsoever, including the fact that (A) the Subsidiary Borrower Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (B) the act of creating the Subsidiary Borrower Guaranteed Obligations or any part thereof is ultra vires, (C) the officers or representatives executing the documents or otherwise creating the Subsidiary Borrower Guaranteed Obligations acted in excess of their authority, (D) the Subsidiary Borrower Guaranteed Obligations or any part thereof violate applicable usury laws, (E) the Company, the Subsidiary Borrower or any Subsidiary Guarantor has valid defenses, claims and offsets (whether at law or in equity, by agreement or by statute) which render the Subsidiary Borrower Guaranteed Obligations wholly or partially uncollectible from the Company, the Subsidiary Borrower or such Subsidiary Guarantor, (F) the creation, performance or repayment of the Subsidiary Borrower Guaranteed Obligations (or execution, delivery and performance of any document or instrument representing part of the Subsidiary Borrower Guaranteed Obligations or executed in connection with the Subsidiary Borrower Guaranteed Obligations, or given to secure the repayment of the Subsidiary Borrower Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (G) this Agreement, any other Loan Document, or any other document or instrument pertaining to the Subsidiary Borrower Guaranteed Obligations has been forged or otherwise is irregular or not genuine or authentic;


          (v) any full or partial release of the liability of the Company, the Subsidiary Borrower or any Subsidiary Guarantor on the Subsidiary Borrower Guaranteed Obligations or any part thereof, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Subsidiary Borrower Guaranteed Obligations or any part thereof; it being recognized, acknowledged and agreed by the Company that the Company may be required to pay the

     Subsidiary Borrower Guaranteed Obligations in full without assistance or support of any other Person, and the Company has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Subsidiary Borrower Guaranteed Obligations, or that the Administrative Agent or any Lender will look to any other Person to perform the Subsidiary Borrower Guaranteed Obligations;

         (vi) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Subsidiary Borrower Guaranteed Obligations;

         (vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Subsidiary Borrower Guaranteed Obligations;

         (viii) the failure of the Administrative Agent, the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

         (ix) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Subsidiary Borrower Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by the Company that the Company is not entering into this Company Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Subsidiary Borrower Guaranteed Obligations;

         (x) any payment by the Subsidiary Borrower or the Company to the Administrative Agent or any Lender is held to constitute a preference under bankruptcy laws, or for any other reason either the Administrative Agent or any Lender is required to refund such payment or pay such amount to the Subsidiary Borrower or any other Person; or

         (xi) any other action taken or omitted to be taken with respect to this Agreement, any other Loan Document, the Subsidiary Borrower Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices the Company or increases the likelihood that the Company will be required to pay the Subsidiary Borrower Guaranteed Obligations pursuant to the terms hereof;

it being the unambiguous and unequivocal intention of the Company that the Company shall be obligated to pay the Subsidiary Borrower Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Subsidiary Borrower Guaranteed Obligations after the termination of the Commitments of all Lenders and the expiration or termination of the Existing Letter of Credit.

         (b) The Company further agrees that, to the fullest extent permitted by law, as between the Company, on the one hand, and the Lenders and the Administrative Agent, on the other hand, (i) the maturity of the Subsidiary Borrower Guaranteed Obligations may be accelerated as provided in Article VII for the purposes of this Company Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration of the Subsidiary Borrower Guaranteed Obligations, and (ii) in the event of any acceleration of the Subsidiary Borrower Guaranteed Obligations as provided in Article VII, the
Subsidiary Borrower Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purpose of this Company Guaranty.

         SECTION 9.03. Effect of Debtor Relief Laws. IF after receipt of any payment of, or ws proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Subsidiary Borrower Guaranteed Obligations, the Administrative Agent, the Issuing Bank or any Lender is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Administrative Agent, the Issuing Bank, any Lender or any of their respective properties or (ii) any settlement or compromise of any such claim effected by the Administrative Agent, the Issuing Bank or any Lender with any such claimant (including the Subsidiary Borrower), then the Subsidiary Borrower Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Company Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any instrument evidencing any of the Subsidiary Borrower Guaranteed Obligations or otherwise; and the Company shall be liable to pay the Administrative Agent, the Issuing Bank and the Lenders, and hereby do indemnify the Administrative Agent, the Issuing Bank and the Lenders and hold them harmless for the amount of such payment or proceeds so surrendered and all reasonable expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Administrative Agent, the Issuing Bank or any Lender in the defense of any claim made against it that any payment or proceeds received by the Administrative Agent, the Issuing Bank or any Lender in respect of all or part of the Subsidiary Borrower Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Company Guaranty, and any satisfaction and discharge of the Subsidiary Borrower by virtue of any payment, court order or any Federal or state law.

     SECTION 9.04. Waiver. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Subsidiary Borrower Guaranteed Obligations and this Company Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Administrative Agent or any Lender institute suit, collection proceedings or take any other action to collect the Subsidiary Borrower Guaranteed Obligations, including any require-ment that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against the Subsidiary Borrower or any other Person or any collateral (it being the intention of the Administrative Agent, the Lenders and the Company that this

Company Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Administrative Agent or any Lender, in order to enforce any payment by the Company hereunder, to institute suit or exhaust its rights and remedies against the Subsidiary Borrower, any Subsidiary Guarantor or any other Person, including others liable to pay any Subsidiary Borrower Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. The Company hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of New York or any other state in which it may be located, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. The Company hereby waives marshaling of assets and liabilities, notice by the Administrative Agent or any Lender of any indebtedness or liability to which such Lender applies or may apply any amounts received by such Lender, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Subsidiary Borrower Guaranteed Obligations. The Company expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

         SECTION 9.05. Full Force and Effect. This Company Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Subsidiary Borrower Guaranteed Obligations under this Agreement and the other Loan Documents to which the Subsidiary Borrower is a party and all other amounts payable under this Company Guaranty have been paid in full (after the termination of the Commitments of the Lenders and the termination or expiration of the Existing Letter of Credit). All rights, remedies and powers provided in this Company Guaranty may be exercised, and all waivers contained in this Company Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.

                                   ARTICLE X.
                         Subsidiary Guarantors Guaranty

          SECTION 10.01. Subsidiary Guarantors Guaranty. (a) In consideration of, and in order to induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans and the Issuing Bank to maintain the Existing Letter of Credit and to issue new Letters of Credit hereunder, each Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably, jointly and severally guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations of the Borrowers (as such), and all other obligations and covenants of the Borrowers (as such), now or hereafter existing under this
Agreement and the other Loan Documents to which either Borrower is a party, whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to such Borrower under the Bankruptcy Code, commitment fees, commissions, expenses (including reasonable attorneys' fees and expenses) or otherwise, subject however to the limitation set forth in Section 10.04 (all such obligations being the "Borrower Guaranteed Obligations", it being understood, for the avoidance of doubt, that such term shall not include any Obligations of either Borrower in any capacity other than as a Borrower hereunder, e.g., as the maker of the Company Guaranty or this Subsidiary Borrower Guaranty). Moreover, the term "Borrower Guaranteed Obligations" shall not, as to the Person that is the Subsidiary Borrower, include its own obligations, either as such or as a Subsidiary Guarantor. Each Subsidiary Guarantor agrees to pay any and all expenses incurred by each Lender and the Administrative Agent in enforcing this Subsidiary Guarantors Guaranty against such Subsidiary Guarantor.

         (b) Each Subsidiary Guarantor agrees that the amount of the Borrower Guaranteed Obligations may at any time and from time to time exceed the amount of the maximum liability of such Subsidiary Guarantor in respect thereof under this Subsidiary Guarantors Guaranty (by reason of the limitations set forth in
Section 10.04) without impairing this Subsidiary Guarantors Guaranty or affecting the rights and remedies of the Administrative Agent and the Lenders hereunder.

         (c) This Subsidiary Guarantors Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Company, any other Loan Party or any other action, occurrence or circumstance whatsoever.

         SECTION 10.02. Continuing Guaranty. (a) Each Subsidiary Guarantor guarantees that the Borrower Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents. Each Subsidiary Guarantor agrees that, to the maximum extent permitted by applicable law, the Borrower Guaranteed Obligations and the Loan Documents may be extended or renewed, and Loans repaid and reborrowed in whole or in part, without notice to or assent by such Subsidiary Guarantor, and that it will remain bound upon this Subsidiary Guarantors Guaranty notwithstanding any extension, renewal or other alteration of any of the Borrower Guaranteed Obligations or the Loan Documents, or any repayment and reborrowing of Loans. To the maximum extent permitted by applicable law, except as otherwise expressly provided in this Agreement or any other Loan Document to which such Subsidiary Guarantor is a party, the obligations of each Subsidiary Guarantor under this Subsidiary Guarantors Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

         (i) any modification, amendment, supplement, renewal, extension for any period, increase, decrease, alteration or rearrangement of all or any part of the Borrower Guaranteed Obligations or this Agreement or any other Loan Document executed in connection herewith, or any contract or understanding among either Borrower, any Subsidiary Guarantor, the Administrative Agent and/or the Lenders, or any other Person, pertaining to the Borrower Guaranteed Obligations;

         (ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to either Borrower or any Subsidiary
     Guarantor   or  any  other  Person   liable  on  the  Borrower   Guaranteed
     Obligations;

         (iii) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of either Borrower, any Subsidiary Guarantor or any other Person at any time liable for the payment of all or part of the Borrower Guaranteed Obligations; or any dissolution of either Borrower or any Subsidiary Guarantor, or any sale, lease or transfer of any or all of the assets of either Borrower or any Subsidiary Guarantor, or any changes in the holders of the equity in either Borrower or any Subsidiary Guarantor; or any reorganization of either Borrower or any Subsidiary Guarantor;

         (iv) the invalidity, illegality or unenforceability of all or any part of the Borrower Guaranteed Obligations, or any document or agreement executed in connection with the Borrower Guaranteed Obligations, for any reason whatsoever, including the fact that (A) the Borrower Guaranteed Obligations, or any part thereof, exceeds the amount permitted by law, (B) the act of creating the Borrower Guaranteed Obligations or any part thereof is ultra vires, (C) the officers or representatives executing the documents or otherwise creating the Borrower Guaranteed Obligations acted in excess of their authority, (D) the Borrower Guaranteed Obligations or any part thereof violate applicable usury laws, (E) either Borrower or any Subsidiary Guarantor has valid defenses, claims and offsets (whether at law or in equity, by agreement or by statute) which render the Borrower Guaranteed Obligations wholly or partially uncollectible from either Borrower or such Subsidiary Guarantor, (F) the creation, performance or repayment of the Borrower Guaranteed Obligations (or execution, delivery and performance of any document or instrument representing part of the Borrower Guaranteed Obligations or executed in connection with the Borrower Guaranteed Obligations, or given to secure the repayment of the Borrower Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or (G) this Agreement, any other Loan Document, or any other document or instrument pertaining to the Borrower Guaranteed Obligations has been forged or otherwise is irregular or not genuine or authentic;

         (v) any full or partial release of the liability of either Borrower or any Subsidiary Guarantor on the Borrower Guaranteed Obligations or any part thereof, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Borrower Guaranteed Obligations or any part thereof; it being recognized, acknowledged and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor may be required to pay the Borrower Guaranteed Obligations in full without assistance or support of any other Person, and such Subsidiary Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that any other Person will be liable to perform the Borrower Guaranteed Obligations, or that the Administrative Agent or any Lender will look to any other Person to perform the Borrower Guaranteed Obligations;

         (vi) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Borrower Guaranteed Obligations;

         (vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Borrower Guaranteed Obligations;

         (viii) the failure of the Administrative Agent, the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

         (ix) the fact that any collateral, security or Lien contemplated or intended to be given, created or granted as security for the repayment of the Borrower Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien; it being recognized and agreed by each Subsidiary Guarantor that such Subsidiary Guarantor is not entering into this Subsidiary Guarantors Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Borrower Guaranteed Obligations;

         (x) any payment by the Company or any Subsidiary Guarantor to the Administrative Agent or any Lender is held to constitute a preference under bankruptcy laws, or for any reason either the Administrative Agent or any Lender is required to refund such payment or pay such amount to the Company or any other Person; or

         (xi) any other action taken or omitted to be taken with respect to this Agreement, any other Loan Document, the Borrower Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Subsidiary Guarantor or increases the likelihood that any Subsidiary Guarantor will be required to pay the Borrower Guaranteed Obligations pursuant to the terms hereof;

it being the unambiguous and unequivocal intention of each Subsidiary Guarantor that such Subsidiary Guarantor shall be obligated to pay the Borrower Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Borrower Guaranteed Obligations after the termination of the Commitments of all Lenders and the expiration or termination of all Letters of Credit.

         (b) Each Subsidiary Guarantor further agrees that, as between such Subsidiary Guarantor, on the one hand, and the Lenders and the Administrative
Agent, on the other hand, (i) the maturity of the Borrower Guaranteed Obligations may be accelerated as provided in Article VII for the purposes of this Subsidiary Guarantors Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration of the Borrower Guaranteed Obligations, and (ii) in the event of any acceleration of the Obligations as provided in Article VII, the Borrower Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Subsidiary Guarantors Guaranty.

         SECTION 10.03. Effect of Debtor Relief Laws. If after receipt of any payment of, or ws proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Borrower Guaranteed Obligations, the Administrative Agent, the Issuing Bank or any Lender is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person
(a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Administrative Agent, the Issuing Bank, any Lender or any of their respective properties or (ii) any settlement or compromise of any such claim effected by the Administrative Agent, the Issuing Bank or any Lender with any such claimant (including the Company), then the Borrower Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Subsidiary Guarantors Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any of the Borrower Guaranteed Obligations or otherwise; and the Subsidiary Guarantors, jointly and severally, shall be liable to pay the Administrative Agent, the Issuing Bank and the Lenders, and hereby do indemnify the Administrative Agent, the Issuing Bank and the Lenders and hold them harmless for the amount of such payment or proceeds so surrendered and all reasonable expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Administrative Agent, the Issuing Bank or any Lender in the defense of any claim made against it that any payment or proceeds received by the Administrative Agent, the Issuing Bank or any Lender in respect of all or part of the Borrower Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Subsidiary Guarantors Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any Federal or state law.

         SECTION 10.04 General Limitation on Borrower Guaranteed Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section  10.01 would  otherwise,  taking into account the  provisions of Section
10.05, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 10.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

         SECTION 10.05. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Obligor (as defined below) by reason of the payment by such Subsidiary Guarantor of any of the Borrower Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Obligor (but subject to the next sentence), pay to such Excess Funding Obligor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Obligor) of the Excess Payment (as defined below) in respect of such Borrower Guaranteed Obligations.

         For purposes of this Section 10.05, (i) "Excess Funding Obligor" shall mean, in respect of any of the Borrower Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Borrower Guaranteed Obligations, (ii) "Excess Payment" shall mean, in respect of any of the Borrower Guaranteed Obligations, the amount paid by an Excess Funding Obligor in excess of its Pro Rata Share of such Borrower Guaranteed

Obligations and (iii) "Pro Rata Share" shall mean, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor on the date of this Agreement exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations that have been guaranteed by such Subsidiary Guarantor in Section 10.01) to (y) the amount by which the aggregate fair saleable value of all assets of the Borrowers and all the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrowers and the Subsidiary Guarantors hereunder) of the Borrowers and all the Subsidiary Guarantors, all as of the Execution Date.

         SECTION 10.06. Subrogation. Notwithstanding any payment or payments made by any Subsidiary Guarantor hereunder, or any set-off or application by the Administrative Agent or any Lender of any security or of any credits or claims, no Subsidiary Guarantor will assert or exercise any rights of the Administrative Agent or any Lender or of such Subsidiary Guarantor against either Borrower to recover the amount of any payment made by such Subsidiary Guarantor to the Administrative Agent or any Lender hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Subsidiary Guarantor shall not have any right of recourse to or any claim against assets or property of either Borrower, until all of the Borrower Guaranteed Obligations are paid in full after the termination of the Commitments of all Lenders and the expiration or termination of all Letters of Credit. If any amount shall nevertheless be paid to a Subsidiary Guarantor by either Borrower or another Subsidiary Guarantor prior to payment in full of the Borrower Guaranteed Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Borrower Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Subsidiary Guarantors Guaranty, and any satisfaction and discharge of either Borrower by virtue of any payment, court order or any Federal or state law.

         SECTION 10.07. Subordination. If any Subsidiary Guarantor becomes the holder of any indebtedness payable by either Borrower or another Subsidiary Guarantor, each Subsidiary Guarantor hereby subordinates all indebtedness owing to it from such Borrower or such other Subsidiary Guarantor to all indebtedness of such Borrower or such other Subsidiary Guarantor to the Administrative Agent and the Lenders, and agrees that during the continuance of any Default or Event of Default it shall not accept any payment on the same until the first to occur of (a) the date such Default or Event of Default no longer exists and (b) payment in full of the Borrower Guaranteed Obligations of the Borrowers under this Agreement and the other Loan Documents after the termination of the Commitments of the Lenders and the termination or expiration of the Letters of Credit and all other Loan Documents, and, while any Default or Event of Default exists, shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to a Subsidiary Guarantor by either Borrower or another Subsidiary Guarantor prior to payment in full of the Borrower Guaranteed Obligations and, while any Default or Event of Default exists, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Borrower Guaranteed Obligations, whether matured or unmatured.

         SECTION 10.08. Waiver. Each Subsidiary Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Borrower Guaranteed Obligations and this Subsidiary Guarantors Guaranty and waives presentment, demand for payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Administrative Agent or any Lender institute suit, collection proceedings or take any other action to collect the Borrower Guaranteed Obligations, including any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral (it being the intention of the Administrative Agent, the Lenders and each Subsidiary Guarantor that this Subsidiary Guarantors Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Administrative Agent or any Lender, in order to enforce any payment by any Subsidiary Guarantor hereunder, to institute suit or exhaust its rights and remedies against either Borrower, any other Subsidiary Guarantor or any other Person, including others liable to pay any Borrower Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Each Subsidiary Guarantor hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of New York or any other state in which it may be located, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. Each Subsidiary Guarantor hereby waives marshaling of assets and liabilities, notice by the Administrative Agent or any Lender of any indebtedness or liability to which such Lender applies or may apply any amounts received by such Lender, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Borrower Guaranteed Obligations. Each Subsidiary Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

         SECTION 10.09. Full Force and Effect. This Subsidiary Guarantors Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Borrower Guaranteed Obligations under this Agreement and the other Loan Documents and all other amounts payable under this Subsidiary Guarantors Guaranty have been paid in full (after the termination of the Commitments of the Lenders and the termination or expiration of the Letters of Credit). All rights, remedies and powers provided in this Subsidiary Guarantors Guaranty may be exercised, and all waivers contained in this Subsidiary Guarantors Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.

                                   ARTICLE XI.

                                  Miscellaneous

          SECTION 11.01 Notices, Etc. The Administrative Agent, the Issuing Bank, any Lender or the holder of any of the Obligations, giving consent or notice or making any request of any Loan Party provided for hereunder, shall notify each Lender (in the case of the Administrative Agent and/or the Issuing
Bank) and the Administrative Agent (in the case of a Lender) thereof. In the event that the holder of any Note or any of the Obligations (including any Lender) shall transfer such Note or Obligations, it shall promptly so advise the Administrative Agent which shall be entitled to assume conclusively that no transfer of any Note or any of the Obligations has been made by any holder (including any Lender) unless and until the Administrative Agent receives written notice to the contrary. Except with respect to notices and other communications expressly permitted to be given by telephone, all notices, consents, requests, approvals, demands and other communications (collectively "Communications") provided for herein shall be in writing (including facsimile Communications) and mailed, telecopied or delivered:

          (a) if to the Company, to it at 1301 McKinney Street, Suite 3450, Houston, Texas 77010, Attention of David G. Dehaemers, Jr. (Telecopy No.
(713) 844-9570);

         (b)   if to any other Loan Party, to it in care of the Company;

         (c) if to the Administrative Agent, to it at _ First Union Capital Markets Corp., 1001 Fannin Street, Suite 2255, Houston, Texas 77002, Attention of Paul Riddle (Telecopy No. 713-650-6354);

         (d) if to the Issuing Bank, to it at _ First Union Capital Markets Corp., 1001 Fannin Street, Suite 2255, Houston, Texas 77002, Attention of Paul Riddle (Telecopy No. 713-650-6354);

         (e) if to the Swingline Lender, to it at _ First Union Capital Markets Corp., 1001 Fannin Street, Suite 2255, Houston, Texas 77002, Attention of Paul Riddle (Telecopy No. 713-650-6354); and

         (f) If to any other Lender, as specified on the signature page for such Lender hereto or, in the case of any Person who becomes a Lender after the date hereof, as specified on the Assignment and Acceptance executed by such Person or in the Administrative Questionnaire delivered by such Person or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.

         All Communications shall, when mailed, telecopied or delivered, be effective when mailed by certified mail, return receipt requested to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto), or telecopied to any party to the telecopy number set forth above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other telecopy number designated by such party in a Communication to the other parties hereto), or delivered personally to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto); provided, however, Communications to the Administrative Agent pursuant to Article II or Article VIII shall not be effective until received by the Administrative Agent and Communications to the Administrative Agent, the Issuing Bank or the Swingline Lender pursuant to
Article II shall be at the Principal Office.

         SECTION 11.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising, and no course of dealing with respect to, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice to or demand on any Loan Party in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by Section 11.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) No provision of this Agreement or any other Loan Document provision may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Required Lenders or by the Loan Parties and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) release the Company or any Subsidiary Guarantor from their respective guarantees contained in Article IX or
Article  X,  release  any  Collateral  or change any of the  provisions  of this
Section 11.02(b), Section 11.05 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, with the consent of Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of "Required Lenders" and provisions relating to the pro rata sharing of payments on substantially the same basis as the Revolving Loans and Commitments are included on the Execution Date); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the

Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

         SECTION 11.03 Payment of Expenses, Indemnities, etc. The Company agrees:

         (a)  whether  or  not  the   transactions   hereby   contemplated   are
consummated, pay all reasonable expenses of the Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Administrative Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Administrative Agent and, in the case of enforcement of this Agreement and the other Loan Documents, the reasonable fees and disbursements of counsel, including the allocated costs of inside counsel, for each of the Administrative Agent and the Issuing Bank, and each Lender); and promptly reimburse the Administrative Agent for all amounts expended, advanced or incurred by the Administrative Agent or the Lenders to satisfy any obligation of any Loan Party under this Agreement or any Security Document, including without limitation, all costs and expenses of foreclosure.

          (b) TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE ISSUING BANK AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS ("INDEMNIFIED PARTIES") FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY EITHER BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR THE LETTER OF CREDIT, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE COMPANY AND THE RESTRICTED SUBSIDIARIES, (IV) THE FAILURE OF THE COMPANY OR ANY RESTRICTED SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY SECURITY DOCUMENT OR THIS AGREEMENT, OR WITH ANY REQUIREMENT OF LAW, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF ANY LOAN PARTY SET FORTH IN ANY OF THE LOAN DOCUMENTS, (VI) THE ISSUANCE, EXECUTION AND DELIVERY OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT, (VII) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE MANUALLY EXECUTED DRAFT(S) AND CERTIFICATION(S), (VIII) ANY ASSERTION THAT THE

LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY DOCUMENTS OR (IX) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE ADMINISTRATIVE AGENT OR THE SYNDICATION AGENT OR A LENDER'S SHAREHOLDERS AGAINST THE ADMINISTRATIVE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT ON THE PART OF THE INDEMNIFIED PARTY SEEKING INDEMNIFICATION.

          (c) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR ASSETS, INCLUDING THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES OR ASSETS, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE COMPANY OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE COMPANY OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR ASSETS OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES OR ASSETS WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, PROVIDED, HOWEVER, THAT NO INDEMNITY SHALL BE AFFORDED UNDER THIS SECTION 11.03(c) IN RESPECT OF ANY PROPERTY OR ASSET FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY OR ASSET (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

         (d) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 11.03.

         (e) In the case of any indemnification hereunder, the Administrative Agent or Lender, as appropriate shall give notice to the Company of any such claim or demand being made against the Indemnified Party and the Company shall have the non-exclusive right to join in the defense against any such claim or demand; provided that if the Company provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Company and such Indemnified Party.

          (f) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ENGAGED IN UNLAWFUL CONDUCT, THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT OF THE INDEMNIFIED PARTY.

         (g) The Company's obligations under this Section 11.03 shall survive any termination of this Agreement, the payment of the Loans and the expiration of the Letters of Credit and shall continue thereafter in full force and effect, for a period of six years.

         (h) To the extent that the Company fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under this Section 11.03, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

         (i) The Company shall pay any amounts due under this Section 11.03 within thirty (30) days of the receipt by the Company of notice of the amount due.

         SECTION 11.04 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the

Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         SECTION 11.05  Assignments and Participations.  Assignments and

         (a) No Loan Party may assign its rights or obligations hereunder or under the Notes or any Letter of Credit without the prior consent of all of the Lenders and the Administrative Agent.

         (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, any other Eligible Assignee, each of the Company and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for each such assignment (provided that the processing and recordation fee for each assignment made by any Lender party to this Agreement on the Execution Date shall be $2,000), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided further that any consent of the Company otherwise required under this Section 11.05(b) shall not be required if an Event of Default under Section 7.01(g) or Section 7.01(h) has occurred and is continuing. Upon acceptance and recording pursuant to Section 11.05(d), from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 11.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.05(e).

         (c) The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the

Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and each Loan Party, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Loan Party, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 11.05(b) and any written consent to such assignment required by Section 11.05(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of any Loan Party, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to
Section 11.02(b) that affects such Participant. Subject to Section 11.05(f), each Loan Party agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.05(b), and be indemnified under Section 11.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the Participant to be bound by the provisions of Section 11.12.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 2.17(e) as though it were a Lender.

         (g) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and Participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 11.12 hereof.

         (h) Notwithstanding anything in this Section 11.05 to the contrary, any Lender may assign and pledge its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

         (i) Notwithstanding any other provisions of this Section 11.05, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require a Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

         SECTION 11.06 Survival; Resintatement. (a) All covenants, agreements, tement representations and warranties made by the Company herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwith-standing that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 11.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         (b) To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's, the Issuing Bank's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement and each Security Document shall continue in full force and effect. In such event, each Security Document shall be automatically reinstated and each Loan Party thereto shall take such action as may be reasonably requested by the Administrative Agent, the Issuing Bank and the Lenders to effect such reinstatement.

         SECTION 11.07 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (including the Information Memorandum). Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 11.08 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 11.09 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Loan Party against any of and all the Obligations now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. The rights of each Lender under this Section 11.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 11.10 Governing Laws; Jurisdiction; Consent to Service of Process.

         (a) This Agreement and the other Loan Documents shall be construed in accordance with and governed by the law of the State of New York.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH LOAN PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, INC., WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS DESIGNEE, APPOINTEE AND

AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH SUCH LOAN PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK, NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 11.01, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.

         (c) EACH OF THE LOAN PARTIES HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS
AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (d) EACH PARTY HERETO HEREBY (I) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (II) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (III) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 11.10.

         SECTION 11.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.11.

         SECTION 11.12  Confidentiality. Each  of  the   Administrative   Agent,
the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, directors, officers and employees and to its agents, including accountants, legal counsel and other advisors who have been informed of the confidential nature of the information provided, (b) to the extent requested by any regulatory authority, including the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio, (c) to the extent a Lender reasonably believes it is required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder,
(f) subject to an understanding with such Person that such Person will comply with this Section 11.12, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.12 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender from a source other than a Loan Party. For the purposes of this Section 11.12, "Information" means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is known to a Lender, publicly known or otherwise available to the Administrative Agent, the Issuing Bank or any Lender other than through disclosure (a) by a Loan Party, or (b) from a source actually known to a Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information; provided that, in the case of information received from any Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.12 shall be considered to have complied with its obligation to do so if such Person maintains the confidentiality of such Information in accordance with procedures adopted in good faith to protect confidential information of third parties delivered to a lender.

         SECTION 11.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all

Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this
Section 11.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.


         SECTION 11.14. EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE SECURITY DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS."

      The parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

                           KINDER MORGAN ENERGY PARTNERS, L.P.,
                           as the Company

                                By: Kinder Morgan G.P., Inc.
                                    its General Partner



                                    By: /s/ William V. Morgan
                                    Name:  William V. Morgan
                                    Title:  Vice Chairman

                               Address for Notices:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                               Telecopier No.:  (713) 844-9570
                               Telephone No.:  (713) 844-9500
                               Attention: David G. Dehaemers, Jr.

                               Chief Executive Office and
                               Principal Place of Business:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                          KINDER MORGAN OPERATING L.P. "B",
                          as the Subsidiary Borrower and as a
                          Subsidiary Guarantor

                               By:  Kinder Morgan G.P., Inc.
                                    its General Partner



                                    By: /s/ William V. Morgan
                                    Name:  William V. Morgan
                                    Title:  Vice Chairman

                               Address for Notices:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                               Telecopier No.:  (713) 844-9570
                               Telephone No.:  (713) 844-9500
                               Attention: David G. Dehaemers, Jr.

                               Chief Executive Office and
                               Principal Place of Business:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                          KINDER MORGAN OPERATING L.P. "A",
                          as a Subsidiary Guarantor

                               By:  Kinder Morgan G.P., Inc.
                                    its General Partner



                                    By: /s/ William V. Morgan
                                    Name:  William V. Morgan
                                    Title:  Vice Chairman

                               Address for Notices:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                               Telecopier No.:  (713) 844-9570
                               Telephone No.:  (713) 844-9500
                               Attention: David G. Dehaemers, Jr.

                               Chief Executive Office and
                               Principal Place of Business:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                          KINDER MORGAN OPERATING L.P. "C",
                          as a Subsidiary Guarantor

                               By:  Kinder Morgan G.P., Inc.
                                    its General Partner



                                    By: /s/ William V. Morgan
                                    Name:  William V. Morgan
                                    Title:  Vice Chairman

                               Address for Notices:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                               Telecopier No.:  (713) 844-9570
                               Telephone No.:  (713) 844-9500
                               Attention: David G. Dehaemers, Jr.

                               Chief Executive Office and
                               Principal Place of Business:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                          KINDER MORGAN OPERATING L.P. "D",
                          as a Subsidiary Guarantor

                               By:  Kinder Morgan G.P., Inc.
                                    its General Partner



                                    By: /s/ Wiliam V. Morgan

                                    Name:  William V. Morgan
                                    Title:  Vice Chairman

                               Address for Notices:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                               Telecopier No.:  (713) 844-9570
                               Telephone No.:  (713) 844-9500
                               Attention: David G. Dehaemers, Jr.

                               Chief Executive Office and
                               Principal Place of Business:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                          KINDER MORGAN NATURAL GAS LIQUIDS CORPORATION, as a Subsidiary Guarantor

                               By: /s/ William V. Morgan
                               Name:  William V. Morgan
                               Title:  Vice Chairman

                               Address for Notices:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                               Telecopier No.:  (713) 844-9570
                               Telephone No.:  (713) 844-9500
                               Attention: David G. Dehaemers, Jr.

                               Chief Executive Office and
                               Principal Place of Business:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                          KINDER MORGAN CO2, LLC,
                          as a Subsidiary Guarantor

                               By:  Kinder Morgan Operating L.P., "A",
                                    its Sole Member

                                    By:   Kinder Morgan G.P., Inc.
                                          its General Partner



                                          By: /s/ William V. Morgan
                                          Name:  William V. Morgan
                                          Title:  Vice Chairman

                               Address for Notices:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

                               Telecopier No.:  (713) 844-9570
                               Telephone No.:  (713) 844-9500
                               Attention: David G. Dehaemers, Jr.

                               Chief Executive Office and
                               Principal Place of Business:

                               1301 McKinney Street
                               Suite 3450
                               Houston, Texas 77010

Revolving Loan Commitment      FIRST UNION NATIONAL BANK, as the Administrative
$32,500,000                    the Issuing Bank, the Swingline Lender and as a
                               Lender



                               By: /s/ David Roberts
                               Name: David Roberts
                               Title: Senior Vice President

                               First Union National Bank
                               301 South College Street, TW-10
                               Charlotte, North Carolina 28288-0608

                               Telecopier No.:  (704) 383-0288
                               Telephone No.:  (704) 383-0281
                               Attention: Syndication Agency Services

                               With copy to:

                               First Union Capital Markets Corp.
                               1001 Fannin, Suite 2255
                               Houston, Texas  77002

                               Telecopier No.:  (713) 650-6354
                               Telephone No.:  (713) 650-3716
                               Attention:  Paul N. Riddle

Revolving Loan Commitment      GOLDMAN SACHS CREDIT PARTNERS L.P., as
$32,500,000                    the Syndication Agent and as a Lender



                               By: /s/ Ed Forst
                               Name: Ed Forst
                               Title:  Authorized Signatory

                               Address for Notices:

                               Goldman, Sachs & Co.
                               85 Broad Street, 27th Floor
                               New York, NY 10004

                               Telecopier No.: (212) 357-8680
                               Telephone No.:  (212) 902-8123
                               Attention:  Stephen B. King

Revolving Loan Commitment      BANK OF AMERICA NATIONAL TRUST AND SAVINGS
$10,000,000                    ASSOCIATION



                                By: /s/ Daryl G. Patterson
                                Name:  Daryl G. Patterson
                                Title:  Vice President

                               Address for Notices:

                               Bank of America NT&SA
                               1850 Gateway Blvd.
                               Concord, California 94520

                               Telecopier No.:  (510) 603-7243
                               Telephone No.:  (510) 675-7148
                               Attention: Laurie Warner

                               With copy to:

                               Pamela K. Rodgers
                               Bank of America NT&SA
                               333 Clay Street, Suite 4550
                               Houston, Texas  77002
                               Telecopier No.:  (713) 651-4808
                               Telephone No.:  (713) 651-4880

Revolving Loan Commitment      BANK OF MONTREAL
$12,500,000.00



                                By: /s/ B.R. Gallow
                                Name: B.R. Gallow
                                Title:  Managing Director

                                Address for Notices:

                                Bank of Montreal
                                700 Louisiana Street, Suite 4400
                                Houston, Texas 77002

                                Telecopier No.:  (713) 223-4007
                                Telephone No.:  (713) 546-9750
                                Attention: Cahal B. Carmody, Director

Revolving Loan Commitment      BANK OF SCOTLAND
$10,000,000



                               By: /s/ Annie Chin Tat
                               Name:  Annie Chin Tat
                               Title:  Vice President

                               Address for Notices:

                               Bank of Scotland
                               565 Fifth Avenue
                               New York, New York 10017

                               Telecopier No.:  (212) 557-9460
                               Telephone No.:  (212) 450-0871
                               Attention: Annie Chin Tat

                               With copy to:

                               Bank of Scotland
                               1750 Two Allen Center
                               1200 Smith Street
                               Houston, Texas  77002-4312
                               Telecopier No.:  (713) 651-9714
                               Telephone No.:  (713) 651-1870
                               Attention:  Janna Blanter

Revolving Loan Commitment      BANK ONE, TEXAS, NA
$12,500,000



                               By: /s/ John B. Lane
                               Name: John B. Lane
                               Title:  Vice President

                               Address for Notices:

                               Bank One, Texas, NA
                               910 Travis, 6th Floor
                               Houston, Texas  77002

                               Telecopier No.:  (713) 751-3544
                               Telephone No.:  (713) 751-6246
                               Attention: David Phillips

Revolving Loan Commitment      BANQUE PARIBAS
$12,500,000



                               By: /s/ Marian Livingston
                               Name:  Marian Livingston
                               Title:  Vice President



                               By: /s/ Michael H. Fiuzat
                               Name:  Michael H. Fiuzat
                               Title:  Vice President

                               Address for Notices:

                               Banque Paribas
                               1200 Smith Street, Suite 3100
                               Houston, Texas 77002

                               Telecopier No.:  (713) 659-6915
                               Telephone No.:  (713) 659-4811
                               Attention: Marian Livingston

Revolving Loan Commitment      BARCLAYS BANK PLC
$22,000,000



                               By: /s/ J. Onischuk
                               Name: J. Onischuk
                               Title:  Associate Director

                               Address for Notices:

                               Barclays Bank PLC
                               222 Broadway
                               New York, New York 10038

                               Telecopier No.:  (212) 412-7585
                               Telephone No.:  (212) 412-7584
                               Attention: J. Onischuk

Revolving Loan Commitment      CIBC INC.
$10,000,000



                               By: /s/ Aleksandra K. Dymanus
                               Name:  Aleksandra K. Dymanus
                               Title:  Authorized Signatory

                               Address for Notices:

                               CIBC, Inc.
                               Two Paces West, Suite 1200
                               2727 Paces Ferry Road
                               Atlanta, Georgia 30339

                               Telecopier No.:  (770) 319-4950
                               Telephone No.:  (770) 319-4821
                               Attention: Kathryn S. McGovern

Revolving Loan Commitment      COMMERZBANK AG, ATLANTA AGENCY
$10,000,000



                               By: /s/ Harry P. Yergey
                               Name:  Harry P. Yergey
                               Title:  Senior Vice President and Manager



                               By: /s/ Eric R. Kagerer
                               Name:  Eric R. Kagerer
                               Title:  Vice President

                               Address for Notices:

                               Commerzbank AG, Atlanta Agency
                               Promenade Two, Suite 3500
                               1230 Peachtree Street, NE
                               Atlanta, Georgia  30309

                               Telecopier No.:  (404) 888-6539
                               Telephone No.:  (404) 888-6524
                               Attention: David Suttles, Vice President

                               With a copy to:

                               Dempsey L. Gable, Senior Vice President
                               Commerzbank AG, New York Branch
                               2 World Financial Center
                               New York, New York  10281-1050
                               Telecopier No.:  (212) 266-7530
                               Telephone No.:  (212) 266-7560

Revolving Loan Commitment      CREDIT LYONNAIS NEW YORK BRANCH
$10,000,000.00



                               By: /s/ Phillippe Soustra
                               Name:  Phillippe Soustra
                               Title:  Senior Vice President

                               Address for Notices:

                               Credit Lyonnais Houston Representative Office 1000 Louisiana, Suite 5360
                               Houston, Texas  77002

                               Telecopier No.:  (713) 751-0307
                               Telephone No.:  (713) 753-8723
                               Attention: Bernadette Archie

Revolving Loan Commitment      DEN NORSKE BANK ASA
$12,500,000



                               By: /s/ Charles E. Hall
                               Name:  Charles E. Hall
                               Title:  Senior Vice President



                               By: /s/ J. Morten Kreutz
                               Name:  J. Morten Kreutz
                               Title:  Vice President

                               333 Clay Street, Suite 4890
                               Houston, Texas  77002

                               Telecopier No.:  (713) 757-1167
                               Telephone No.:  (713) 844-9255
                               Attention: Charles E. Hall, Senior Vice President

                               With copy to:

                               Den norske Bank ASA
                               200 Park Avenue, 31st Floor
                               New York, New York  10066-0396
                               Attention:  Cathleen Buckley, Credit
                                           Administration
                               Telecopier No.:  (212) 681-3900
                               Telephone No.: (212) 681-3824

Revolving Loan Commitment      THE FIRST NATIONAL BANK OF CHICAGO
$22,000,000



                                By: /s/ Gail F. Scannell
                                Name:  Gail F. Scannell
                                Title:  Vice President

                                Address for Notices:

                                The First National Bank of Chicago
                                One First National Plaza
                                Suite 0634, I-10
                                Chicago, Illinois 60670

                                Telecopier No.:  (312) 732-4840
                                Telephone No.:  (312) 732-3659
                                Attention: John Beirne

Revolving Loan Commitment      THE FUJI BANK, LIMITED (HOUSTON AGENCY)
$10,000,000



                               By: /s/ David Kelley
                               Name: David Kelley
                               Title:  Senior Vice President

                               Address for Notices:

                               The Fuji Bank, Limited (Houston Agency)
                               1221 McKinney Street, Suite 4100
                               Houston, Texas  77010

                               Telecopier No.:  (713) 759-0048
                               Telephone No.:  (713) 650-7829
                               Attention: Charles van Ravenswaay

                               With copy to:

                               Jinny Lin, Vice President and Manager
                               Loan Administration
                               1221 McKinney, Suite 4100
                               Houston, Texas  77010
                               Telecopier No.:  (713) 951-0590
                               Telephone No.:  (713) 650-7821

Revolving Loan Commitment      NATIONSBANK OF TEXAS, N.A.
$22,000,000



                               By: /s/ John J. Roberts
                               Name:  John H. Roberts
                               Title:  Vice President

                               Address for Notices:

                               NationsBank of Texas, N.A.
                               700 Louisiana
                               Houston, Texas 77002

                               Telecopier No.:  (713) 247-6568
                               Telephone No.:  (713) 247-6952
                               Attention: Paul A. Squires

Revolving Loan Commitment      THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
$22,000,000



                               By: /s/ Steven D. Arnold
                               Name:  Steven D. Arnold
                               Title:  Vice President

                               Address for Notices:

                               The Prudential Insurance Company of America
                               c/o Prudential Capital Group
                               Four Gateway Center
                               100 Mulberry Street
                               Newark, New Jersey 07102-4869

                               Telecopier No.:  (973) 802-9425
                               Telephone No.:
                               Attention: Trade Management Manager

                               With copy to:

                               The Prudential Insurance Company of America
                               c/o Prudential Capital Group
                               2200 Ross Avenue, Suite 4200 East
                               Dallas, Texas 75201
                               Attention:  Managing Director

Revolving Loan Commitment      ROYAL BANK OF CANADA
$10,000,000



                                By: /s/ Andy Williamson
                                Name:  Andy Williamson
                                Title:  Senior Manager

                                Address for Notices:

                                Royal Bank of Canada
                                1 Financial Square, 23rd Floor
                                New York, NY  10005-3531
                                Attn:  Asst. Manager, Loan Processing
                                Fax:  (212) 428-2372
                                Phone:  (212) 428-6321

                                With Copies to:

                                Royal Bank of Canada
                                12450 Greenspoint Drive, Suite 1450
                                Houston, TX  77060

                                Telecopier No.:  (281) 874-0081
                                Telephone No.:  (281) 874-5662
                                Attention: Gil J. Bernard, Senior Manager

Revolving Loan Commitment      SOCIE'TE' GE'NE'RALE
$22,000,000



                               By: /s/ Richard A. Gould
                               Name:  Richard A. Gould
                               Title:  Vice President

                               Address for Notices:

                               Socie'te' Ge'ne'rale
                               2001 Ross Avenue, Suite 4800
                               Dallas, Texas 75201

                               Telecopier No.:  (214) 979-0171
                               Telephone No.:  (214) 979-2769
                               Attention: Lia Guerra

                               With copy to:
                               Societe Generale
                               1111 Bagby, Suite 2020
                               Houston, Texas 77002

                               Telecopier No.:  (713) 650-0824
                               Telephone No.:  (713) 759-6324
                               Attention:  Richard Gould

Revolving Loan Commitment      PNC BANK, NATIONAL ASSOCIATION
$10,000,000



                                By: /s/ John R. Way
                                Name: John R. Way
                                Title:  Assistant Vice President

                                Address for Notices:

                                249 5th Avenue
                                Pittsburgh, Pennsylvania 15222

                                Telecopier No.:  (412) 762-2571
                                Telephone No.:  (412) 762-5290
                                Attention: John R. Way

Revolving Loan Commitment      UNION BANK OF CALIFORNIA
$10,000,000



                               By: /s/ Carl Stutzman
                               Name: Carl Stutzman
                               Title:  Vice President & Deputy Manager

                               Address for Notices:

                               500 North Akard, Suite 4200
                               Dallas, TX  75201

                               Telecopier No.:  (214) 922-4209
                               Telephone No.:  (214)  922-4200
                               Attention: Gary Shekerjian, Asst. Vice President

Revolving Loan Commitment      WELLS FARGO BANK (TEXAS), NA
$10,000,000



                               By: /s/ J. Alan Alexander
                               Name:  J. Alan Alexander
                               Title:  Vice President

                               Address for Notices:

                               Wells Fargo Bank (Texas), N.A.
                               Energy Department
                               1000 Louisiana, Third Floor
                               Houston, Texas  77002

                               Telecopier No.:  (713) 250-7912
                               Telephone No.:  (713) 250-1651
                               Attention: J. Alan Alexander

                               With copy to:
                               Oscar Enriquez
                               201 Third Street, 8th Floor
                               San Francisco, California  94103

                               Telecopier No.:  (415) 979-0675
                               Telephone No.:  (415) 477-5425


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